CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities Offered	Maximum Aggregate Offering Price	Amount of Registration Fee(1)
Medium-Term Notes, Series A	$38,000,000	$2709.40

(1)	Calculated in accordance with Rule 457(r) of the Securities Act of 1933.

Pricing Supplement	Filed Pursuant to Rule 424(b)(2)
(To the Prospectus dated February 10, 2009, and	Registration No. 333-145845
the Prospectus Supplement dated March 1, 2010)
May 25, 2010

BARCLAYS BANK PLC

Barclays Reverse Convertible NotesSM	All Asset Classes and Structures Under One RoofSM

Terms used in this pricing supplement are described or defined in the prospectus supplement. The reverse convertible notes (the “Notes”) offered will have the terms described in the prospectus supplement and the prospectus, as supplemented by this pricing supplement. THE NOTES DO NOT GUARANTEE ANY RETURN OF PRINCIPAL AT MATURITY.

Each reference asset below is in the form of a linked share and represents a separate Note offering. The purchaser of a Note will acquire a security linked to a single linked share (not a basket or index of linked shares). The following terms relate to each separate Note offering:

•	Issuer: Barclays Bank PLC (Rated AA-/Aa3)‡

•	Issue date: May 28, 2010

•	Initial valuation date: May 25, 2010

•	Final valuation date: November 24, 2010

•	Maturity date: November 30, 2010

•	Final price: Closing price of the linked share on the final valuation date.

•	Protection price: The protection level multiplied by the initial price, rounded to the nearest cent as appropriate.

•	Interest payment dates: Paid monthly in arrears on the same day of the month as the issue date and calculated on a 30/360 basis, commencing on the month following the issue date.

•	Initial public offering price: 100%

•	Tax allocation of coupon rate:

Deposit income*: 1.34%

Put premium: The coupon rate minus the deposit income.

‡

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. The ratings mentioned in this paragraph are subject to downward revision, suspension or withdrawal at any time by the assigning rating organization and are not a recommendation to buy, sell or hold securities.

The following terms relate to the specific Note offering for each respective linked share:

Linked Share	Initial Share Price	Page Number	Ticker Symbol	Principal Amount	Coupon Rate*	Protection Level	Percentage Proceeds to Issuer	Aggregate Proceeds to Issuer	Percentage Discount or Commission**	Aggregate Discount or Commission**	Note Issuance#	CUSIP/ISIN
Alcoa Inc.	$11.30	PS-9	AA	$1,000,000	12.00%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5230	06740LUW3/ US06740LUW35
Apple Inc.	$245.22	PS-11	AAPL	$1,000,000	9.00%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5231	06740LUX1/ US06740LUX18
Amylin Pharmaceuticals, Inc.	$15.93	PS-13	AMLN	$1,000,000	19.00%	65.0%	98.375%	$983,750	1.625%	$16,250	E-5236	06740LVC6/ US06740LVC61
Anadarko Petroleum Corporation	$52.80	PS-15	APC	$1,000,000	8.50%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5239	06740LVF9/ US06740LVF92
Apollo Group, Inc. (Class A)	$55.06	PS-17	APOL	$1,000,000	10.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5240	06740LVG7/ US06740LVG75
Baidu, Inc. (American depositary shares)	$69.04	PS-19	BIDU	$1,000,000	9.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5243	06740LVK8/ US06740LVK87
Peabody Energy Corporation	$37.29	PS-21	BTU	$1,000,000	10.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5244	06740LVL6/ US06740LVL60
Bucyrus International, Inc.	$49.82	PS-23	BUCY	$1,000,000	13.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5245	06740LVM4/ US06740LVM44
The Blackstone Group L.P.	$10.63	PS-25	BX	$1,000,000	9.00%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5247	06740LVP7/ US06740LVP74
Dana Holding Corporation	$10.25	PS-27	DAN	$1,000,000	13.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5257	06740LVZ5/ US06740LVZ56
Dillard’s, Inc. (Class A Common Stock)	$27.64	PS-29	DDS	$1,000,000	11.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5258	06740LWA9/ US06740LWA96
DryShips Inc.	$4.62	PS-31	DRYS	$1,000,000	20.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5262	06740LWE1/ US06740LWE19
Ford Motor Company	$11.02	PS-33	F	$1,000,000	9.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5267	06740LWK7/ US06740LWK78
Freeport-McMoRan Copper & Gold Inc.	$67.62	PS-35	FCX	$1,000,000	9.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5268	06740LWL5/ US06740LWL51
Fifth Third Bancorp	$12.83	PS-37	FITB	$1,000,000	11.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5269	06740LWM3/ US06740LWM35
Corning Incorporated	$16.95	PS-39	GLW	$1,000,000	8.00%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5275	06740LWT8/ US06740LWT87
The Hartford Financial Services Group, Inc.	$24.19	PS-41	HIG	$1,000,000	10.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5278	06740L2A2/ US06740L2A25
IAMGOLD Corporation	$16.88	PS-43	IAG	$1,000,000	10.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5279	06740L2B0/ US06740L2B08
IMAX Corporation	$16.22	PS-45	IMAX	$1,000,000	15.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5280	06740L2C8/ US06740L2C80
International Paper Co.	$22.23	PS-47	IP	$1,000,000	9.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5281	06740L2D6/ US06740L2D63
KeyCorp	$7.79	PS-49	KEY	$1,000,000	14.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5286	06740L2J3/ US06740L2J34
Leap Wireless International, Inc.	$16.26	PS-51	LEAP	$1,000,000	12.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5287	06740L2K0/ US06740L2K07
Las Vegas Sands Corp.	$21.37	PS-53	LVS	$1,000,000	17.00%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5289	06740L2M6/ US06740L2M62
MetLife, Inc.	$39.21	PS-55	MET	$1,000,000	9.00%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5294	06740L2S3/ US06740L2S33
Netflix, Inc.	$105.00	PS-57	NFLX	$1,000,000	14.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5302	06740L3A1/ US06740L3A16
NVIDIA Corporation	$12.69	PS-59	NVDA	$1,000,000	10.50%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5304	06740L3C7/ US06740L3C71
Potash Corporation of Saskatchewan Inc.	$95.57	PS-61	POT	$1,000,000	9.50%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5308	06740L3G8/ US06740L3G85
Plains Exploration & Production Company	$21.37	PS-63	PXP	$1,000,000	10.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5311	06740LA39/ US06740LA390
Rambus Inc.	$24.15	PS-65	RMBS	$1,000,000	20.00%	65.0%	98.375%	$983,750	1.625%	$16,250	E-5315	06740LA70/ US06740LA705
Saks Incorporated	$8.65	PS-67	SKS	$1,000,000	12.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5319	06740LB38/ US06740LB380
Silver Wheaton Corp.	$18.29	PS-69	SLW	$1,000,000	10.50%	80.0%	98.375%	$983,750	1.625%	$16,250	E-5320	06740LB46/ US06740LB463
Simon Property Group, Inc.	$82.66	PS-71	SPG	$1,000,000	8.50%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5322	06740LB61/ US06740LB612
Suntech Power Holdings Co., Ltd.	$9.40	PS-73	STP	$1,000,000	14.50%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5326	06740LC29/ US06740LC297
Seagate Technology	$15.52	PS-75	STX	$1,000,000	11.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5327	06740LC37/ US06740LC370
TiVo Inc.	$9.14	PS-77	TIVO	$1,000,000	19.00%	65.0%	98.375%	$983,750	1.625%	$16,250	E-5332	06740LC86/ US06740LC867
TRW Automotive Holdings Corp.	$28.31	PS-79	TRW	$1,000,000	14.00%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5334	06740LD28/ US06740LD287
Walter Energy, Inc.	$73.45	PS-81	WLT	$1,000,000	12.25%	70.0%	98.375%	$983,750	1.625%	$16,250	E-5340	06740LD85/ US06740LD857
United States Steel Corporation	$47.31	PS-83	X	$1,000,000	15.25%	75.0%	98.375%	$983,750	1.625%	$16,250	E-5341	06740LD93/ US06740LD931

*	Annualized Rate
**	Barclays Capital Inc. will receive commissions from the Issuer equal to 1.625% of the principal amount of the notes, or $16.25 per $1,000 principal amount, and may retain all or a portion of these commissions or use all or a portion of these commissions to pay selling concessions or fees to other dealers. Accordingly, the percentage and total proceeds to Issuer listed herein is the minimum amount of proceeds that Issuer receives.

See “Risk Factors” in this pricing supplement and beginning on page S-5 of the prospectus supplement for a description of risks relating to an investment in the Notes.

The Notes will not be listed on any U.S. securities exchange or quotation system. Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined that this pricing supplement is truthful or complete. Any representation to the contrary is a criminal offense.

We may use this pricing supplement in the initial sale of Notes. In addition, Barclays Capital Inc. or another of our affiliates may use this pricing supplement in market resale transactions in any Notes after their initial sale. Unless we or our agent informs you otherwise in the confirmation of sale, this pricing supplement is being used in a market resale transaction.

The Notes constitute our direct, unconditional, unsecured and unsubordinated obligations and are not deposit liabilities of Barclays Bank PLC and are not insured by the United States Federal Deposit Insurance Corporation or any other governmental agency of the United States, the United Kingdom or any other jurisdiction.

GENERAL TERMS FOR EACH NOTES OFFERING

This pricing supplement relates to separate Note offerings, each linked to a different linked share. The purchaser of a Note will acquire a security linked to a single linked share (not to a basket or index of linked shares) identified on the cover page. Although each Note offering relates only to the individual linked share identified on the cover page, you should not construe that fact as a recommendation as to the merits of acquiring an investment linked to any of those linked shares or as to the suitability of an investment in the Notes.

You should read this document together with the prospectus and prospectus supplement. You should carefully consider, among other things, the matters set forth in “Risk Factors” in the prospectus supplement, as the Notes involve risks not associated with conventional debt securities. We urge you to consult your investment, legal, tax, accounting and other advisers before you invest in the Notes. The prospectus and prospectus supplement may be accessed on the SEC website at www.sec.gov as follows:

Prospectus dated February  10, 2009:

http://www.sec.gov/Archives/edgar/data/312070/000119312509023285/dposasr.htm

Prospectus Supplement dated March 1, 2010:

http://www.sec.gov/Archives/edgar/data/312070/000119312510043357/d424b3.htm

PROGRAM CREDIT RATING

The Notes are not rated by Standard & Poor’s Ratings Services (“S&P”) or Moody’s Investors Service (“Moody’s”) as a result of certain policy changes by these organizations. As announced in December 2009, S&P no longer rates obligations, such as the Notes, with variable principal payments linked to commodity prices, equity prices or indices linked to either commodity or equity prices. However, the other senior unsecured debt securities of a maturity of more than one year of Barclays Bank PLC unaffected by this policy change are rated AA- by S&P. An AA rating from S&P generally indicates that the issuer’s capacity to meet its financial commitment on the obligations is very strong. In addition, as announced in June 2009, Moody’s no longer issues public ratings of notes, such as the Notes, for which repayment of principal is dependent on the occurrence of a non-credit event. However, the other senior unsecured debt securities of Barclays Bank PLC unaffected by this policy change are rated Aa3 by Moody’s. An Aa3 rating by Moody’s indicates that the rated securities are currently judged by Moody’s to be obligations of high quality and are subject to very low credit risk. The ratings mentioned in this paragraph are a statement of opinion and not a statement of fact and are subject to downward revisions, suspension or withdrawal at any time by the assigning rating agency and are not a recommendation to buy, sell or hold securities.

RISK FACTORS

We urge you to read the section “Risk Factors” beginning on page S-5 of the prospectus supplement as the following highlights some, but not all, of the risk considerations relevant to investing in the Notes. In particular we urge you to read the risk factors discussed under the following headings:

•	“Risk Factors—Risks Relating to All Securities”;

•

“Risk Factors—Additional Risks Relating to Securities with Reference Assets That Are Equity Securities or Shares or Other Interests in Exchange-Traded Funds, That Contain Equity Securities or Shares or Other Interests in Exchange-Traded Funds or That Are Based in Part on Equity Securities or Shares or Other Interests in Exchange-Traded Funds”;

•	“Risk Factors—Additional Risks Relating to Notes Which Are Not Fully Principal Protected or Are Partially Protected or Contingently Protected”; and

•	“Risk Factors—Additional Risks Relating to Securities with a Barrier Percentage or a Barrier Level”.

Credit of Issuer—The Notes are senior unsecured debt obligations of the issuer, Barclays Bank PLC and are not, either directly or indirectly, an obligation of any third party. Any payment to be made on the Notes depends on the ability of Barclays Bank PLC to satisfy its obligations as they come due. In the event Barclays Bank PLC were to default on its obligations, you may not receive any amounts owed to you under the terms of the Notes.

Suitability of Notes for Investment—You should reach a decision to invest in the Notes after carefully considering, with your advisors, the suitability of the Notes in light of your investment objectives and the specific information set out in this pricing supplement, the prospectus supplement and the prospectus. Neither the Issuer nor any dealer participating in the offering makes any recommendation as to the suitability of the Notes for investment.

No Principal Protection—The principal amount of your investment is not protected and you may receive less, and possibly significantly less, than the amount you invest.

Return Limited to Coupon—Your return is limited to the coupon payments. You will not participate in any appreciation in the price of the linked share.

No Secondary Market—Upon issuance, the Notes will not have an established trading market.

Market Disruption Events and Adjustments—The calculation agent may adjust any variable described in this pricing supplement, including but not limited to the final valuation date, the initial price, the final price, the protection level, the protection price, the physical delivery amount and any combination thereof as described in the following sections of the accompanying prospectus supplement.

•

For a description of what constitutes a market disruption event and the consequences thereof, see “Reference Assets—Equity Securities—Market Disruption Events Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Market Disruption Events for Securities with the Reference Asset Comprised of Shares or Other Interests in an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds; and

•

For a description of further adjustments that may affect the linked share, see “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Adjustments Relating to Securities with the Reference Asset Comprised of an Exchange-Traded Fund or Exchange-Traded Funds” with respect to linked shares that are exchange-traded funds.

Exchange Rate Risk—Because American depositary shares are denominated in U.S. dollars but represent foreign equity securities that are denominated in a foreign currency, changes in currency exchange rates may negatively impact the value of the American depositary shares. The value of the foreign currency may be subject to a high degree of fluctuation due to changes in interest rates, the effects of monetary policies issued by the United States, foreign governments, central banks or supranational entities, the imposition of currency controls or other national or global political or economic developments. Therefore, exposure to exchange rate risk may result in reduced returns for Notes linked to American depositary shares.

Risks Associated with Foreign Securities Markets—Because foreign equity securities underlying the American depositary shares may be publicly traded in the applicable foreign countries and are denominated in currencies other than U.S. dollars, investments in the Notes linked to American depositary shares involve particular risks. For example, the foreign securities markets may be more volatile than the U.S. securities markets, and market developments may affect these markets differently from the United States or other securities markets. Direct or indirect government intervention to stabilize the securities markets outside the United States, as well as cross-shareholdings in certain companies, may affect trading prices and trading volumes in those markets. Also, the public availability of information concerning the foreign issuers may vary depending on their home jurisdiction and the reporting requirements imposed by their respective regulators. In addition, the foreign issuers may be subject to accounting, auditing and financial reporting standards and requirements that differ from those applicable to United States reporting companies. Securities prices generally are subject to political, economic, financial and social factors that apply to the markets in which they trade and, to a lesser extent, foreign markets. Securities prices outside the United States are subject to political, economic, financial and social factors that apply in foreign countries. These factors, which could negatively affect foreign securities markets, include the possibility of changes in a foreign government’s economic and fiscal policies, the possible imposition of, or changes in, currency exchange laws or other laws or restrictions applicable to foreign companies or investments in foreign equity securities and the possibility of fluctuations in the rate of exchange between currencies. Moreover, foreign economies may differ favorably or unfavorably from the United States economy in important respects such as growth of gross national product, rate of inflation, capital reinvestment, resources and self-sufficiency.

Taxes—We intend to treat each Note as a put option written by you in respect of the reference asset and a deposit with us of cash in an amount equal to the principal amount of the Note to secure your potential obligation under the put option. Pursuant to the terms of the Notes, you agree to treat the Notes in accordance with this characterization for all U.S. federal income tax purposes. However, because there are no regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes, other characterizations and treatments are possible. See “Certain U.S. Federal Income Tax Considerations” below.

SUMMARY

Principal Payment at Maturity

A $1,000 investment in the Notes will pay $1,000 at maturity unless: (a) the final price of the linked shares is lower than the initial price of the linked shares; and (b) between the initial valuation date and the final valuation date, inclusive, the closing price of the linked shares on any day is below the protection price.

If the conditions described in (a) and (b) are both true, at maturity you will receive, at our election, instead of the full principal amount of your Notes, either (i) the physical delivery amount (fractional shares to be paid in cash in an amount equal to the fractional shares multiplied by the final price), or (ii) a cash amount equal to the principal amount you invested reduced by the percentage decrease in the price of the linked shares.

If you receive shares of the linked shares in lieu of the principal amount of your Notes at maturity, the value of your investment will approximately equal the market value of the shares of the linked shares you receive, which could be substantially less than the value of your original investment. You may lose some or all of your principal if you invest in the Notes.

Interest

The Notes will bear interest, if any, from the issue date specified on the front cover at the coupon rate specified on the front cover of this pricing supplement. The interest paid, if any, will include interest accrued from the issue date or the prior interest payment date, as the case may be, to, but excluding, the relevant interest payment date or maturity date. No interest will accrue and be payable on your Notes after the maturity date specified on the front cover if such maturity date is extended or if the final valuation date is extended. A “business day” is any day that is a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which the banking institutions in New York City or London, generally, are authorized or obligated by law, regulation or executive order to close. See generally “Interest Mechanics” in the prospectus supplement.

Physical Delivery Amount

The physical delivery amount will be calculated by the calculation agent by dividing the principal amount of your Notes by the initial price of the linked shares. The physical delivery amount, the initial price of the linked shares and other amounts may change due to stock splits or other corporate actions. See “Reference Assets—Equity Securities—Share Adjustments Relating to Securities with an Equity Security as the Reference Asset” in the accompanying prospectus supplement.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

You should carefully consider, among other things, the matters set forth in “Certain U.S. Federal Income Tax Considerations” in the prospectus supplement. The following discussion summarizes certain of the material U.S. federal income tax consequences of the purchase, beneficial ownership, and disposition of Notes.

There are no statutory provisions, regulations, published rulings or judicial decisions addressing the characterization for U.S. federal income tax purposes of securities with terms that are substantially the same as those of the Notes. Under one reasonable approach, each Note should be treated as a put option written by you (the “Put Option”) that permits us to (1) sell the reference asset to you at maturity for an amount equal to the Deposit (as defined below), plus any accrued and unpaid interest, acquisition discount and/or original issue discount on the Deposit, or (2) “cash settle” the Put Option (i.e., require you to pay to us at maturity the difference between the Deposit (plus any accrued and unpaid interest, acquisition discount, and/or original issue discount on the Deposit) and the value of the reference asset at such time), and a deposit with us of cash in an amount equal to the “issue price” or purchase price of your Note (the “Deposit”) to secure your potential obligation under the Put Option. We intend to treat the Notes consistent with this approach. However, other reasonable approaches are possible. Pursuant to the terms of the Notes, you agree to treat the Notes as cash deposits and put options with respect to the reference asset for all U.S. federal income tax purposes. Because the term of the Notes is less than one year, we intend to treat the Deposits as “short-term debt instruments” for U.S. federal income tax purposes. Please see the discussion under the heading “Certain U.S. Federal Income Tax Considerations—U.S. Federal Income Tax Treatment of the Notes as Indebtedness for U.S. Federal Income Tax Purposes—Short-Term Obligations” in the accompanying prospectus supplement for certain U.S. federal income tax considerations applicable to short-term obligations.

On the cover page we have determined the yield on the Deposit and the Put Premium, as described in the section of the accompanying prospectus supplement called “Certain U.S. Federal Income Tax Considerations—Certain Notes Treated as Deposits and Put Options”. If the Internal Revenue Service (the “IRS”) were successful in asserting an alternative characterization for the Notes, the timing and character of income on the Notes might differ.

On December 7, 2007, the Internal Revenue Service released a notice that may affect the taxation of holders of certain notes (which may include the Notes). According to the notice, the Internal Revenue Service and the Treasury Department are actively considering whether a holder of such notes should be required to accrue ordinary income on a current basis, and they are seeking comments on the subject. It is not possible to determine what guidance they will ultimately issue, if any.

It is possible, however, that under such guidance, holders of such notes will ultimately be required to accrue income currently and this could be applied on a retroactive basis. The Internal Revenue Service and the Treasury Department are also considering other relevant issues, including whether additional gain or loss from such instruments should be treated as ordinary or capital, whether foreign holders of such instruments should be subject to withholding tax on any deemed income accruals, and whether the special “constructive ownership rules” of Section 1260 of the Internal Revenue Code (which are discussed further in the prospectus supplement) might be applied to such instruments. It is unclear whether any regulations or other guidance would apply to the Notes (possibly on a retroactive basis). Prospective investors are urged to consult their tax advisors regarding the notice and the possible effect to them of the issuance of regulations or other guidance that affects the federal income tax treatment of the Notes.

We do not plan to request a ruling from the IRS regarding the tax treatment of the Notes, and the IRS or a court may not agree with the tax treatment described in this pricing supplement.

U.S. holders that are individuals (and, to the extent provided in future regulations, entities) may be subject to reporting obligations applicable to certain foreign financial assets with respect to their Notes if the aggregate value of their Notes and their other “specified foreign financial assets” exceeds $50,000. Significant penalties can apply if a U.S. holder fails to disclose its specified foreign financial assets. This information reporting requirement is generally applicable for taxable years beginning after March 18, 2010. We urge you to consult your tax advisor with respect to this and other reporting obligations with respect to your Notes.

LINKED SHARE ISSUER AND LINKED SHARE INFORMATION

We urge you to read the following sections in the accompanying prospectus supplement: “Reference Assets—Equity Securities—Reference Asset Issuer and Reference Asset Information” with respect to linked shares that are equity securities and “Reference Assets—Exchange-Traded Funds—Reference Asset Investment Company and Reference Asset Information” with respect to linked shares that are exchange-traded funds. Companies with securities registered under the Securities Exchange Act of 1934, as amended, which is commonly referred to as the “Exchange Act”, and the Investment Company Act of 1940, as amended, which is commonly referred to as the “’40 Act”, are required to periodically file certain financial and other information specified by the SEC. Information provided to or filed with the SEC electronically can be accessed through a website maintained by the SEC. The address of the SEC’s website is http://www.sec.gov. Information provided to or filed with the SEC pursuant to the Exchange Act or the ’40 Act by a company issuing a linked share can be located by reference to the relevant linked share SEC file number specified below.

The summary information below regarding the companies issuing the linked shares comes from the issuers’ respective SEC filings and has not been independently verified by us. We do not make any representations as to the accuracy or completeness of such information or of any filings made by the issuers of the linked shares with the SEC. You are urged to refer to the SEC filings made by the relevant issuer and to other publicly available information (such as the issuer’s annual report) to obtain an understanding of the issuer’s business and financial prospects. The summary information contained below is not designed to be, and should not be interpreted as, an effort to present information regarding the financial prospects of any issuer or any trends, events or other factors that may have a positive or negative influence on those prospects or as an endorsement of any particular issuer.

Description of Hypothetical Examples

Each linked share described below contains a Table of Hypothetical Values at Maturity, based on the assumptions outlined for each linked share, which demonstrates the return that you would have earned from (i) an investment in the Notes compared to (ii) a direct investment in the linked shares, based on certain percentage changes between the initial price and final price of the linked shares (prior to the deduction of any applicable brokerage fees or charges).

In each Table of Hypothetical Values at Maturity some amounts are rounded and actual returns may be different. The following is a general description of how the hypothetical values in each table were determined.

On the final valuation date, the final price of the linked shares is determined.

If the final price of the linked shares is at or above its initial price, you will receive a payment at maturity of $1,000, regardless of whether the protection price was ever reached or breached during the term of the Notes.

If the final price of the linked shares is below its initial price but the closing price of the linked shares never fell below the protection price during the term of the Notes, you will receive a payment at maturity of $1,000.

If the final price of the linked shares is below its initial price and the closing price of the linked shares fell below the protection price during the term of the Notes, you will receive, at our election, either (a) a number of shares equal to the physical delivery amount, plus a cash amount equal to the fractional shares multiplied by the final price or (b) the cash amount equal to the principal amount that you invested reduced by the percentage decrease in the price of the linked shares.

In any case, you would also have received the applicable interest payments during the term of the Notes. Since the reinvestment rate for each coupon payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes exceeds the dividend yield on the linked shares, the total return on the Notes would be higher relative to the total return of an investment in the linked shares.

If you had invested directly in the linked shares for the same period, you would have received total cash payments representing the number of shares of the linked shares you could have purchased with your $1,000 investment on the initial valuation date (assuming you could invest in fractional shares) multiplied by the final price of the linked shares. In addition, investors will realize a payment in respect of dividends which will equal the dividend yield multiplied by the $1,000 investment. Investors should realize that for purposes of these calculations the dividend yield is calculated as of the initial valuation date and is held constant regardless of the final price of the linked shares.

Since the reinvestment rate for any dividend payment is assumed to be 0.00%, assuming no change in the closing price of the linked shares from the initial valuation date to the final valuation date, if the coupon yield on the Notes was less than the dividend yield on the linked shares, the total return on the Notes would be lower relative to the total return of an investment in the linked shares.

In each instance, the percentage gain or loss from an investment in the Notes and a direct investment in the linked shares is set forth below in the Table of Hypothetical Values at Maturity.

SUPPLEMENTAL PLAN OF DISTRIBUTION

We have agreed to sell to Barclays Capital Inc. (the “Agent”), and the Agent has agreed to purchase from us, the principal amount of the Notes at the price specified on the cover of this pricing supplement. The Agent is committed to take and pay for all of the Notes, if any are taken.

Alcoa Inc.

According to publicly available information, Alcoa Inc. (the “Company”) is a producer of primary aluminum, fabricated aluminum, and alumina, and is active in technology, mining, refining, smelting, fabricating, and recycling. Aluminum and alumina represent approximately three-fourths of the Company’s revenues. Non-aluminum products include precision castings, industrial fasteners, consumer products, food service and flexible packaging products, plastic closures, and electrical distribution systems for cars and trucks. The Company’s products are used worldwide in aircraft, automobiles, commercial transportation, packaging, consumer products, building and construction, and industrial applications.

As of December 31, 2009, the Company was operating in 31 countries. North America is the largest market with 52% of the Company’s revenues. Europe is also a significant market with 27% of the company’s revenues. The Company’s operations consist of five worldwide segments: Alumina, Primary Metals, Flat-Rolled Products, Engineered Solutions, and Packaging and Consumer.

The linked share’s SEC file number is 01-03610.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.56	$28.53	$33.03
September 30, 2004	$33.68	$29.51	$33.59
December 31, 2004	$34.98	$30.65	$31.42
March 31, 2005	$32.29	$28.30	$30.39
June 30, 2005	$31.79	$25.92	$26.13
September 30, 2005	$29.98	$23.99	$24.42
December 30, 2005	$29.84	$22.29	$29.57
March 31, 2006	$32.19	$28.39	$30.56
June 30, 2006	$36.96	$28.55	$32.36
September 29, 2006	$34.00	$26.60	$28.04
December 29, 2006	$31.30	$26.39	$30.01
March 30, 2007	$36.05	$28.09	$33.90
June 29, 2007	$42.90	$33.63	$40.53
September 28, 2007	$48.77	$30.25	$39.12
December 31, 2007	$40.70	$33.22	$36.55
March 31, 2008	$39.67	$26.69	$36.06
June 30, 2008	$44.76	$33.65	$35.62
September 30, 2008	$35.66	$21.03	$22.58
December 31, 2008	$22.30	$6.82	$11.26
March 31, 2009	$12.44	$4.98	$7.34
June 30, 2009	$12.38	$7.04	$10.33
September 30, 2009	$14.84	$8.96	$13.12
December 31, 2009	$16.51	$11.89	$16.12
March 31, 2010	$17.60	$12.26	$14.24
May 25, 2010*	$15.15	$10.56	$11.30

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AA

Initial price: $11.30

Protection level: 80.00%

Protection price: $9.04

Physical delivery amount: 88 ($1,000/Initial price)

Fractional shares: 0.495575

Coupon: 12.00% per annum

Maturity: November 30, 2010

Dividend yield: 1.06% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.53%
+ 90%	6.00%		90.53%
+ 80%	6.00%		80.53%
+ 70%	6.00%		70.53%
+ 60%	6.00%		60.53%
+ 50%	6.00%		50.53%
+ 40%	6.00%		40.53%
+ 30%	6.00%		30.53%
+ 20%	6.00%		20.53%
+ 10%	6.00%		10.53%
+ 5%	6.00%		5.53%

0%	6.00%		0.53%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-4.47%
- 10%	6.00%	-4.00%	-9.47%
- 20%	6.00%	-14.00%	-19.47%
- 30%	N/A	-24.00%	-29.47%
- 40%	N/A	-34.00%	-39.47%
- 50%	N/A	-44.00%	-49.47%
- 60%	N/A	-54.00%	-59.47%
- 70%	N/A	-64.00%	-69.47%
- 80%	N/A	-74.00%	-79.47%
- 90%	N/A	-84.00%	-89.47%
- 100%	N/A	-94.00%	-99.47%

Apple Inc.

According to publicly available information, Apple Inc. (the “Company”) designs, manufactures, and markets personal computers, portable digital music players, and mobile communication devices and sells a variety of related software, services, peripherals, and networking solutions. The Company sells its products worldwide through its online stores, its retail stores, its direct sales force, and third-party wholesalers, resellers, and value-added resellers. In addition, the Company sells a variety of third-party Macintosh® (“Mac”), iPod® and iPhone™ compatible products, including application software, printers, storage devices, speakers, headphones, and various other accessories and peripherals through its online and retail stores, and digital content through the iTunes Store®. The Company sells to consumer, small and mid-sized business (“SMB”), education, enterprise, government, and creative customers. The Company is a California corporation founded in 1977.

At the end of fiscal 2009, the Company had opened a total of 273 retail stores, including 217 stores in the U.S. and a total of 56 stores internationally. The Company has typically located its stores at high-traffic locations in quality shopping malls and urban shopping districts.

The linked share’s SEC file number is 0-10030.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.10	$12.75	$16.27
September 30, 2004	$19.64	$14.37	$19.38
December 31, 2004	$34.79	$18.83	$32.20
March 31, 2005	$45.44	$31.30	$41.67
June 30, 2005	$44.44	$33.11	$36.81
September 30, 2005	$54.56	$36.29	$53.61
December 30, 2005	$75.46	$47.87	$71.89
March 31, 2006	$87.05	$57.67	$62.72
June 30, 2006	$73.38	$55.41	$57.12
September 29, 2006	$77.78	$50.35	$77.03
December 29, 2006	$93.15	$72.60	$84.84
March 30, 2007	$97.80	$81.90	$92.91
June 29, 2007	$127.60	$89.60	$122.04
September 28, 2007	$155.00	$111.62	$153.54
December 31, 2007	$202.96	$150.64	$198.08
March 31, 2008	$200.20	$115.44	$143.50
June 30, 2008	$192.24	$144.54	$167.44
September 30, 2008	$180.91	$100.61	$113.66
December 31, 2008	$116.40	$79.16	$85.35
March 31, 2009	$109.90	$78.20	$105.12
June 30, 2009	$146.40	$103.90	$142.43
September 30, 2009	$188.89	$134.42	$185.37
December 31, 2009	$213.94	$180.76	$210.86
March 31, 2010	$237.48	$190.26	$234.93
May 25, 2010*	$272.46	$199.35	$245.22

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AAPL

Initial price: $245.22

Protection level: 80.00%

Protection price: $196.18

Physical delivery amount: 4 ($1,000/Initial price)

Fractional shares: 0.077971

Coupon: 9.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Amylin Pharmaceuticals, Inc.

According to publicly available information, Amylin Pharmaceuticals, Inc. (the “Company”) is a biopharmaceutical company committed to improving the lives of people with diabetes, obesity and other diseases through the discovery, development and commercialization of innovative medicines. The Company is marketing two first-in-class medicines to treat diabetes, BYETTA® (exenatide) injection and SYMLIN® (pramlintide acetate) injection and the Company is currently seeking approval for exenatide once weekly, an investigational sustained-release medication for type 2 diabetes that is administered only once a week.

The Company’s net product sales of BYETTA were $667.6 million in 2009, $678.5 million in 2008 and $636.0 million in 2007.

The linked share’s SEC file number is: 0-19700.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$26.80	$19.69	$22.80
September 30, 2004	$23.25	$16.65	$20.52
December 31, 2004	$24.01	$18.81	$23.36
March 31, 2005	$24.95	$17.15	$17.49
June 30, 2005	$22.55	$14.50	$20.93
September 30, 2005	$35.45	$18.50	$34.79
December 30, 2005	$42.36	$32.63	$39.92
March 31, 2006	$49.08	$35.58	$48.95
June 30, 2006	$49.37	$38.16	$49.37
September 29, 2006	$51.54	$40.76	$44.07
December 29, 2006	$48.48	$35.74	$36.07
March 30, 2007	$42.45	$35.56	$37.36
June 29, 2007	$46.93	$36.91	$41.16
September 28, 2007	$53.25	$40.89	$50.00
December 31, 2007	$51.10	$35.83	$37.00
March 31, 2008	$37.38	$23.80	$29.21
June 30, 2008	$33.21	$25.30	$25.39
September 30, 2008	$35.00	$18.57	$20.22
December 31, 2008	$20.21	$5.50	$10.85
March 31, 2009	$14.12	$7.89	$11.75
June 30, 2009	$14.30	$8.56	$13.50
September 30, 2009	$15.68	$11.73	$13.69
December 31, 2009	$15.62	$11.01	$14.19
March 31, 2010	$23.93	$14.13	$22.49
May 25, 2010*	$24.20	$14.85	$15.93

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: AMLN

Initial price: $15.93

Protection level: 65.00%

Protection price: $10.35

Physical delivery amount: 62 ($1,000/Initial price)

Fractional shares: 0.774639

Coupon: 19.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	9.50%	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

Anadarko Petroleum Corporation

According to publicly available information, Anadarko Petroleum Corporation (the “Company”) is an independent oil and gas exploration and production company with 2.3 billion barrels of oil equivalent (BOE) of proved reserves as of December 31, 2009. The Company’s major areas of operation are located onshore in the United States, the deepwater of the Gulf of Mexico and Algeria. The Company also has production in China and a development project in Brazil and is executing strategic exploration programs in several other countries. The Company actively markets natural gas, oil and natural gas liquids and owns and operates gas gathering and processing systems. In addition, the Company has hard minerals properties that contribute operating income through non-operated joint ventures and royalty arrangements in several coal, trona (natural soda ash) and industrial mineral mines located on lands within and adjacent to its Land Grant holdings. The Land Grant is an 8 million acre strip running through portions of Colorado, Wyoming and Utah where the Company owns most of its fee mineral rights.

The linked share’s SEC file number is 1-8968.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$30.00	$25.38	$29.30
September 30, 2004	$33.72	$27.76	$33.18
December 31, 2004	$35.78	$32.03	$32.41
March 31, 2005	$40.91	$30.01	$38.05
June 30, 2005	$42.42	$33.88	$41.08
September 30, 2005	$49.49	$41.26	$47.88
December 30, 2005	$50.71	$41.90	$47.38
March 31, 2006	$55.08	$46.43	$50.51
June 30, 2006	$56.98	$42.40	$47.69
September 29, 2006	$50.67	$40.40	$43.83
December 29, 2006	$50.50	$39.51	$43.52
March 30, 2007	$44.49	$38.40	$42.98
June 29, 2007	$55.82	$43.00	$51.99
September 28, 2007	$54.96	$45.47	$53.75
December 31, 2007	$68.00	$53.16	$65.69
March 31, 2008	$67.63	$50.92	$63.03
June 30, 2008	$81.36	$61.35	$74.84
September 30, 2008	$75.90	$43.27	$48.51
December 31, 2008	$49.64	$24.57	$38.55
March 31, 2009	$44.00	$30.89	$38.89
June 30, 2009	$52.37	$37.85	$45.39
September 30, 2009	$66.21	$40.28	$62.73
December 31, 2009	$69.37	$55.88	$62.42
March 31, 2010	$73.89	$60.75	$72.83
May 25, 2010*	$75.07	$50.63	$52.80

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APC

Initial price: $52.80

Protection level: 80.00%

Protection price: $42.24

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.939394

Coupon: 8.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.68% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.34%
+ 90%	4.25%		90.34%
+ 80%	4.25%		80.34%
+ 70%	4.25%		70.34%
+ 60%	4.25%		60.34%
+ 50%	4.25%		50.34%
+ 40%	4.25%		40.34%
+ 30%	4.25%		30.34%
+ 20%	4.25%		20.34%
+ 10%	4.25%		10.34%
+ 5%	4.25%		5.34%

0%	4.25%		0.34%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-4.66%
- 10%	4.25%	-5.75%	-9.66%
- 20%	4.25%	-15.75%	-19.66%
- 30%	N/A	-25.75%	-29.66%
- 40%	N/A	-35.75%	-39.66%
- 50%	N/A	-45.75%	-49.66%
- 60%	N/A	-55.75%	-59.66%
- 70%	N/A	-65.75%	-69.66%
- 80%	N/A	-75.75%	-79.66%
- 90%	N/A	-85.75%	-89.66%
- 100%	N/A	-95.75%	-99.66%

Apollo Group, Inc.

According to publicly available information, Apollo Group, Inc. (the “Company”) is a private education provider that has been in the education business for more than 35 years. The Company offers innovative and distinctive educational programs and services both online and on-campus at the undergraduate, graduate and doctorate levels.

As of August 31, 2009, the Company utilized 448 facilities and employed 21,514 full-time employees and 31, 376 faculty employees.

The SEC file number of the linked share (Class A Common Stock) is 000-25232.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$98.01	$82.80	$88.29
September 30, 2004	$94.30	$69.35	$73.37
December 31, 2004	$87.45	$62.56	$80.71
March 31, 2005	$84.20	$69.61	$74.06
June 30, 2005	$82.54	$65.98	$78.22
September 30, 2005	$79.25	$64.74	$66.39
December 30, 2005	$72.97	$57.40	$60.46
March 31, 2006	$63.26	$47.27	$52.51
June 30, 2006	$56.30	$50.10	$51.67
September 29, 2006	$52.00	$43.10	$49.24
December 29, 2006	$53.18	$33.33	$38.97
March 30, 2007	$48.85	$39.02	$43.90
June 29, 2007	$58.45	$42.59	$58.43
September 28, 2007	$65.49	$53.50	$60.15
December 31, 2007	$80.75	$60.03	$70.15
March 31, 2008	$81.68	$37.92	$43.20
June 30, 2008	$55.64	$42.32	$44.26
September 30, 2008	$68.48	$43.79	$59.30
December 31, 2008	$78.61	$48.32	$76.62
March 31, 2009	$90.00	$61.99	$78.33
June 30, 2009	$72.50	$55.35	$71.12
September 30, 2009	$74.75	$62.85	$73.67
December 31, 2009	$76.86	$52.79	$60.58
March 31, 2010	$65.72	$55.25	$61.29
May 25, 2010*	$66.67	$52.21	$55.06

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: APOL

Initial price: $55.06

Protection level: 75.00%

Protection price: $41.30

Physical delivery amount: 18 ($1,000/Initial price)

Fractional shares: 0.162005

Coupon: 10.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Baidu, Inc.

According to publicly available information, Baidu, Inc. (the “Company”) is the leading Chinese language Internet search provider. The Company primarily provides Chinese language Internet search services to enable users to find relevant information online, including web pages, news, images and multimedia files, through links provided on the Company’s websites. The Company’s Baidu.com website was the largest website in China and the seventh largest website globally, as measured by user traffic during the three-month period ended December 31, 2009, according to Alexa.com. The Company offers a Chinese language search platform, which consists of the Company’s websites and certain online application software, as well as Baidu Union, which is the Company’s network of third-party websites and software applications.

The Company was incorporated in the Cayman Islands in January 2000. Through the Company’s inception it has conducted its operations primarily through Baidu Online, its wholly owned subsidiary in Beijing, China. In addition the Company has conducted part of its operations through Baidu Netcom, a limited liability company in Beijing, China, which holds the licenses and approvals necessary to operated the Company’s websites and provide inline advertising services. The Company’s principal executive officers are located at 12/F, Ideal International Plaza, No. 58 West-North 4th Ring, Beijing 100080, People’s Republic of China. The telephone number at this address is +86 (10) 8262-1188.

The SEC file number of the linked share (American depositary share) is: 0-51469.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	$15.40	$6.00	$6.40
December 30, 2005	$8.97	$6.01	$6.29
March 31, 2006	$6.99	$4.44	$5.61
June 30, 2006	$9.40	$5.43	$8.25
September 29, 2006	$9.67	$6.79	$8.75
December 29, 2006	$12.87	$8.23	$11.27
March 30, 2007	$13.41	$9.35	$9.66
June 29, 2007	$17.20	$9.28	$16.80
September 28, 2007	$30.44	$16.10	$28.97
December 31, 2007	$42.92	$28.07	$39.04
March 31, 2008	$39.77	$20.12	$23.96
June 30, 2008	$38.29	$24.30	$31.30
September 30, 2008	$35.34	$22.70	$24.82
December 31, 2008	$27.48	$10.05	$13.06
March 31, 2009	$19.77	$10.50	$17.66
June 30, 2009	$31.00	$17.10	$30.11
September 30, 2009	$40.80	$26.80	$39.11
December 31, 2009	$44.33	$35.30	$41.12
March 31, 2010	$62.85	$38.48	$59.70
May 25, 2010*	$82.29	$59.70	$69.04

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BIDU

Initial price: $69.04

Protection level: 75.00%

Protection price: $51.78

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.484357

Coupon: 9.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.00%
+ 90%	4.75%		90.00%
+ 80%	4.75%		80.00%
+ 70%	4.75%		70.00%
+ 60%	4.75%		60.00%
+ 50%	4.75%		50.00%
+ 40%	4.75%		40.00%
+ 30%	4.75%		30.00%
+ 20%	4.75%		20.00%
+ 10%	4.75%		10.00%
+ 5%	4.75%		5.00%

0%	4.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-5.00%
- 10%	4.75%	-5.25%	-10.00%
- 20%	4.75%	-15.25%	-20.00%
- 30%	N/A	-25.25%	-30.00%
- 40%	N/A	-35.25%	-40.00%
- 50%	N/A	-45.25%	-50.00%
- 60%	N/A	-55.25%	-60.00%
- 70%	N/A	-65.25%	-70.00%
- 80%	N/A	-75.25%	-80.00%
- 90%	N/A	-85.25%	-90.00%
- 100%	N/A	-95.25%	-100.00%

Peabody Energy Corporation

According to publicly available information, Peabody Energy Corporation (the “Company”) is the largest private-sector coal company in the world. As of December 31, 2009, the Company sold coal to 345 electricity generating and industrial plants in 23 countries. For 2009, approximately 93% of the Company’s worldwide sales were under long-term coal supply agreements. As of December 31, 2009, the Company had 79 coal supply agreements with customers expiring at various times from 2010 to 2016.

The linked share’s SEC file number is 001-16463.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$13.11	$9.77	$13.10
September 30, 2004	$14.14	$11.88	$13.93
December 31, 2004	$20.32	$12.64	$18.94
March 31, 2005	$23.83	$17.20	$21.70
June 30, 2005	$26.43	$18.42	$24.36
September 30, 2005	$40.26	$24.35	$39.49
December 30, 2005	$40.70	$33.10	$38.58
March 31, 2006	$49.15	$38.61	$47.20
June 30, 2006	$71.43	$43.83	$52.20
September 29, 2006	$56.00	$30.85	$34.43
December 29, 2006	$45.49	$31.88	$37.83
March 30, 2007	$41.76	$33.89	$37.67
June 29, 2007	$52.20	$37.41	$45.30
September 28, 2007	$47.74	$35.97	$44.82
December 31, 2007	$62.55	$44.49	$61.64
March 31, 2008	$63.96	$42.05	$51.00
June 30, 2008	$88.69	$49.38	$88.05
September 30, 2008	$88.26	$39.10	$45.00
December 31, 2008	$43.98	$16.01	$22.75
March 31, 2009	$30.95	$20.17	$25.04
June 30, 2009	$37.44	$23.64	$30.16
September 30, 2009	$41.54	$27.20	$37.22
December 31, 2009	$48.14	$34.54	$45.21
March 31, 2010	$51.94	$39.90	$45.70
May 25, 2010*	$50.25	$34.91	$37.29

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BTU

Initial price: $37.29

Protection level: 75.00%

Protection price: $27.97

Physical delivery amount: 26 ($1,000/Initial price)

Fractional shares: 0.816841

Coupon: 10.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.72% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.36%
+ 90%	5.00%		90.36%
+ 80%	5.00%		80.36%
+ 70%	5.00%		70.36%
+ 60%	5.00%		60.36%
+ 50%	5.00%		50.36%
+ 40%	5.00%		40.36%
+ 30%	5.00%		30.36%
+ 20%	5.00%		20.36%
+ 10%	5.00%		10.36%
+ 5%	5.00%		5.36%

0%	5.00%		0.36%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.64%
- 10%	5.00%	-5.00%	-9.64%
- 20%	5.00%	-15.00%	-19.64%
- 30%	N/A	-25.00%	-29.64%
- 40%	N/A	-35.00%	-39.64%
- 50%	N/A	-45.00%	-49.64%
- 60%	N/A	-55.00%	-59.64%
- 70%	N/A	-65.00%	-69.64%
- 80%	N/A	-75.00%	-79.64%
- 90%	N/A	-85.00%	-89.64%
- 100%	N/A	-95.00%	-99.64%

Bucyrus International, Inc.

According to publicly available information, Bucyrus International, Inc. (the “Company”) is a leading designer and manufacturer of high productivity mining equipment for the extraction of coal, copper, oil sands, iron ore and other minerals in major mining centers throughout the world. In addition to the manufacture of original equipment, the Company also provides the aftermarket replacement parts and service for this equipment. As of December 31, 2009, the size of the Company’s installed base of surface and mining original equipment was approximately $30.0 billion and $10 billion, with the acquisition of Terex Mining. The Company has manufacturing facilities in Australia, China, Germany, Poland and the United States and service and sales centers in Australia, Brazil, Canada, Chile, China, England, India, Mexico, Peru, Russia, South Africa and the United States.

The Company was incorporated in Delaware in 1927 as the successor to a business that began producing excavation machines in 1880.

The linked share’s SEC file number is 0-50858.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	$11.82	$6.72	$11.20
December 31, 2004	$14.09	$8.97	$13.55
March 31, 2005	$15.58	$11.56	$13.02
June 30, 2005	$13.25	$10.53	$12.66
September 30, 2005	$16.49	$11.64	$16.38
December 30, 2005	$18.08	$12.74	$17.57
March 31, 2006	$24.70	$17.30	$24.10
June 30, 2006	$30.36	$18.87	$25.25
September 29, 2006	$26.71	$19.28	$21.21
December 29, 2006	$26.06	$19.94	$25.88
March 30, 2007	$29.22	$22.32	$25.75
June 29, 2007	$36.43	$25.20	$35.39
September 28, 2007	$39.88	$28.42	$36.47
December 31, 2007	$52.18	$35.22	$49.70
March 31, 2008	$57.00	$33.66	$50.83
June 30, 2008	$79.50	$49.37	$73.02
September 30, 2008	$75.99	$36.53	$44.68
December 31, 2008	$44.50	$13.66	$18.52
March 31, 2009	$23.46	$10.62	$15.18
June 30, 2009	$34.32	$14.45	$28.56
September 30, 2009	$37.70	$23.62	$35.62
December 31, 2009	$59.95	$31.80	$56.37
March 31, 2010	$71.30	$47.81	$65.99
May 25, 2010*	$74.16	$45.05	$49.82

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BUCY

Initial price: $49.82

Protection level: 70.00%

Protection price: $34.87

Physical delivery amount: 20 ($1,000/Initial price)

Fractional shares: 0.072260

Coupon: 13.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.20% per annum

Coupon amount per monthly: $10.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.50%		100.10%
+ 90%	6.50%		90.10%
+ 80%	6.50%		80.10%
+ 70%	6.50%		70.10%
+ 60%	6.50%		60.10%
+ 50%	6.50%		50.10%
+ 40%	6.50%		40.10%
+ 30%	6.50%		30.10%
+ 20%	6.50%		20.10%
+ 10%	6.50%		10.10%
+ 5%	6.50%		5.10%

0%	6.50%		0.10%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.50%	1.50%	-4.90%
- 10%	6.50%	-3.50%	-9.90%
- 20%	6.50%	-13.50%	-19.90%
- 30%	6.50%	-23.50%	-29.90%
- 40%	N/A	-33.50%	-39.90%
- 50%	N/A	-43.50%	-49.90%
- 60%	N/A	-53.50%	-59.90%
- 70%	N/A	-63.50%	-69.90%
- 80%	N/A	-73.50%	-79.90%
- 90%	N/A	-83.50%	-89.90%
- 100%	N/A	-93.50%	-99.90%

The Blackstone Group L.P.

According to publicly available information, The Blackstone Group L.P. (the “Company”) is a manager of private capital and provider of financial advisory services. The Company is an independent manager of private capital with assets under management of $98.2 billion as of December 31, 2009. The Company’s alternative asset management businesses include the management of private equity funds, real estate funds, funds of hedge funds, credit-oriented funds, collateralized loan obligation vehicles, and separately managed accounts and publicly-traded closed-end mutual funds.

The linked share’s SEC file number is 333-165115.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	$38.00	$28.75	$29.27
September 28, 2007	$31.99	$21.30	$25.08
December 31, 2007	$29.75	$20.40	$22.13
March 31, 2008	$22.25	$13.40	$15.88
June 30, 2008	$20.97	$15.92	$18.21
September 30, 2008	$19.49	$14.00	$15.34
December 31, 2008	$15.95	$4.16	$6.53
March 31, 2009	$9.19	$3.55	$7.25
June 30, 2009	$14.44	$6.92	$10.54
September 30, 2009	$15.35	$8.54	$14.20
December 31, 2009	$17.22	$12.71	$13.12
March 31, 2010	$15.10	$12.03	$14.00
May 25, 2010*	$15.48	$9.88	$10.63

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: BX

Initial price: $10.63

Protection level: 80.00%

Protection price: $8.50

Physical delivery amount: 94 ($1,000/Initial price)

Fractional shares: 0.073377

Coupon: 9.00% per annum

Maturity: November 30, 2010

Dividend yield: 12.23% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		106.12%
+ 90%	4.50%		96.12%
+ 80%	4.50%		86.12%
+ 70%	4.50%		76.12%
+ 60%	4.50%		66.12%
+ 50%	4.50%		56.12%
+ 40%	4.50%		46.12%
+ 30%	4.50%		36.12%
+ 20%	4.50%		26.12%
+ 10%	4.50%		16.12%
+ 5%	4.50%		11.12%

0%	4.50%		6.12%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	1.12%
- 10%	4.50%	-5.50%	-3.88%
- 20%	4.50%	-15.50%	-13.88%
- 30%	N/A	-25.50%	-23.88%
- 40%	N/A	-35.50%	-33.88%
- 50%	N/A	-45.50%	-43.88%
- 60%	N/A	-55.50%	-53.88%
- 70%	N/A	-65.50%	-63.88%
- 80%	N/A	-75.50%	-73.88%
- 90%	N/A	-85.50%	-83.88%
- 100%	N/A	-95.50%	-93.88%

Dana Holding Corporation

According to publicly available information, Dana Holding Corporation (the “Company”) was incorporated in Delaware in 2007 and is headquartered in Maumee, Ohio. The Company is a leading supplier of axle, driveshaft, structural, sealing and thermal management products for global vehicle manufacturers. The Company designs and manufactures products for every major vehicle producer in the world. As of December 31, 2009, the Company employed approximately 24,000 people in 23 countries and operated 106 major facilities throughout the world.

The linked share’s SEC file number is 001-01063.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	N/A	N/A	N/A
September 29, 2006	N/A	N/A	N/A
December 29, 2006	N/A	N/A	N/A
March 30, 2007	N/A	N/A	N/A
June 29, 2007	N/A	N/A	N/A
September 28, 2007	N/A	N/A	N/A
December 31, 2007	N/A	N/A	N/A
March 31, 2008	$13.30	$8.51	$10.00
June 30, 2008	$12.65	$5.18	$5.35
September 30, 2008	$7.35	$4.10	$4.84
December 31, 2008	$4.83	$0.34	$0.74
March 31, 2009	$1.16	$0.19	$0.46
June 30, 2009	$2.50	$0.44	$1.28
September 30, 2009	$7.44	$1.17	$6.81
December 31, 2009	$11.24	$5.35	$10.84
March 31, 2010	$13.30	$9.23	$11.88
May 25, 2010*	$14.10	$9.27	$10.25

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DAN

Initial price: $10.25

Protection level: 70.00%

Protection price: $7.18

Physical delivery amount: 97 ($1,000/Initial price)

Fractional shares: 0.560976

Coupon: 13.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.25

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.75%		100.00%
+ 90%	6.75%		90.00%
+ 80%	6.75%		80.00%
+ 70%	6.75%		70.00%
+ 60%	6.75%		60.00%
+ 50%	6.75%		50.00%
+ 40%	6.75%		40.00%
+ 30%	6.75%		30.00%
+ 20%	6.75%		20.00%
+ 10%	6.75%		10.00%
+ 5%	6.75%		5.00%

0%	6.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.75%	1.75%	-5.00%
- 10%	6.75%	-3.25%	-10.00%
- 20%	6.75%	-13.25%	-20.00%
- 30%	6.75%	-23.25%	-30.00%
- 40%	N/A	-33.25%	-40.00%
- 50%	N/A	-43.25%	-50.00%
- 60%	N/A	-53.25%	-60.00%
- 70%	N/A	-63.25%	-70.00%
- 80%	N/A	-73.25%	-80.00%
- 90%	N/A	-83.25%	-90.00%
- 100%	N/A	-93.25%	-100.00%

Dillard’s, Inc.

According to publicly available information, Dillard’s Inc. (the “Company”) is one of the nation’s largest apparel and home furnishing retailers. The Company was incorporated in Delaware in 1964. As of January 30, 2010, the Company operated 309 stores, including 12 clearance centers, and one Internet store offering a wide selection of merchandise including fashion apparel for women, men and children, accessories, cosmetics, home furnishings and other consumer goods.

The SEC file number of the linked share (Class A Common Stock) is 001-06140.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$23.51	$15.21	$22.30
September 30, 2004	$24.98	$18.30	$19.74
December 31, 2004	$27.50	$18.77	$26.87
March 31, 2005	$27.93	$22.67	$26.90
June 30, 2005	$28.60	$22.52	$23.42
September 30, 2005	$24.12	$19.64	$20.88
December 30, 2005	$25.37	$18.91	$24.82
March 31, 2006	$27.13	$23.94	$26.04
June 30, 2006	$32.20	$24.77	$31.85
September 29, 2006	$33.87	$28.37	$32.73
December 29, 2006	$36.47	$28.40	$34.97
March 30, 2007	$36.10	$30.70	$32.73
June 29, 2007	$40.56	$32.53	$35.93
September 28, 2007	$38.62	$19.50	$21.83
December 31, 2007	$24.86	$15.52	$18.78
March 31, 2008	$20.66	$14.19	$17.21
June 30, 2008	$23.11	$11.28	$11.57
September 30, 2008	$15.36	$7.61	$11.80
December 31, 2008	$13.20	$2.50	$3.97
March 31, 2009	$6.74	$2.98	$5.70
June 30, 2009	$11.48	$5.40	$9.20
September 30, 2009	$15.08	$7.86	$14.10
December 31, 2009	$20.17	$12.58	$18.45
March 31, 2010	$24.39	$14.95	$23.60
May 25, 2010*	$31.22	$22.33	$27.64

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DDS

Initial price: $27.64

Protection level: 75.00%

Protection price: $20.73

Physical delivery amount: 36 ($1,000/Initial price)

Fractional shares: 0.179450

Coupon: 11.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.58% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.29%
+ 90%	5.50%		90.29%
+ 80%	5.50%		80.29%
+ 70%	5.50%		70.29%
+ 60%	5.50%		60.29%
+ 50%	5.50%		50.29%
+ 40%	5.50%		40.29%
+ 30%	5.50%		30.29%
+ 20%	5.50%		20.29%
+ 10%	5.50%		10.29%
+ 5%	5.50%		5.29%

0%	5.50%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-4.71%
- 10%	5.50%	-4.50%	-9.71%
- 20%	5.50%	-14.50%	-19.71%
- 30%	N/A	-24.50%	-29.71%
- 40%	N/A	-34.50%	-39.71%
- 50%	N/A	-44.50%	-49.71%
- 60%	N/A	-54.50%	-59.71%
- 70%	N/A	-64.50%	-69.71%
- 80%	N/A	-74.50%	-79.71%
- 90%	N/A	-84.50%	-89.71%
- 100%	N/A	-94.50%	-99.71%

DryShips Inc.

According to publicly available information, DryShips Inc. (the “Company”) currently owns and operates a fleet of forty drybulk carriers comprised of seven Capesize drybulk carriers, twenty-nine Panamax drybulk carriers including two newbuilding drybulk vessels and two Supramax drybulk carriers as of December 31, 2008. It also consists of two ultra-deep-water semi-submersible drilling rigs and two ultra-deep-water newbuilding drillships. The Company’s fleet carries a variety of drybulk commodites including major bulks such as coal, iron ore, and grains, and minor bulks such as bauxite, phosphate, fertilizers and steel products. The average age of the vessels in the Company’s fleet is 8.0 years. The expected date of delivery of four new advanced capability drillships by March of 2011.

The Company is a Marshall Islands company that was formed in September 2004. The Company’s executive offices are located at Omega Building, 80 Kifissias Avenue, Amaroussioun GR 15125 Greece. The Company’s telephone number is 011-30-210-809-0570.

The linked share’s SEC file number is: 001-33922.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	$23.90	$17.90	$19.49
June 30, 2005	$19.50	$15.40	$16.51
September 30, 2005	$17.48	$13.80	$17.23
December 30, 2005	$17.30	$11.81	$12.22
March 31, 2006	$13.84	$9.90	$10.58
June 30, 2006	$11.25	$8.50	$10.79
September 29, 2006	$14.89	$10.28	$13.40
December 29, 2006	$18.06	$12.63	$18.01
March 30, 2007	$23.67	$16.85	$22.53
June 29, 2007	$44.75	$22.66	$43.38
September 28, 2007	$93.35	$43.51	$90.85
December 31, 2007	$131.34	$69.63	$77.40
March 31, 2008	$88.49	$48.24	$59.91
June 30, 2008	$116.43	$58.65	$80.18
September 30, 2008	$81.45	$30.52	$35.49
December 31, 2008	$38.86	$3.04	$10.66
March 31, 2009	$17.35	$2.73	$5.09
June 30, 2009	$11.48	$4.35	$5.78
September 30, 2009	$7.99	$4.90	$6.63
December 31, 2009	$7.62	$5.66	$5.82
March 31, 2010	$6.95	$5.07	$5.84
May 25, 2010*	$6.82	$4.37	$4.62

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: DRYS

Initial price: $4.62

Protection level: 75.00%

Protection price: $3.47

Physical delivery amount: 216 ($1,000/Initial price)

Fractional shares: 0.450216

Coupon: 20.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	N/A	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Ford Motor Company

According to publicly available information, Ford Motor Company (the “Company”) was incorporated in Delaware in 1919. The Company acquired the business of a Michigan company, also known as Ford Motor Company, which had been incorporated in 1903 to produce and sell automobiles designed and engineered by Henry Ford. As of December 31, 2009, the Company is one of the world’s largest producers of cars and trucks combined, and sold approximately 4,817,000 vehicles throughout the world. The Company and its subsidiaries also engage in other businesses, including financing vehicles.

The linked share’s SEC file number is 1-3950.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.48	$13.00	$15.65
September 30, 2004	$15.76	$13.62	$14.05
December 31, 2004	$15.00	$12.61	$14.64
March 31, 2005	$14.75	$10.94	$11.33
June 30, 2005	$11.69	$9.09	$10.24
September 30, 2005	$11.18	$9.55	$9.86
December 30, 2005	$9.95	$7.57	$7.72
March 31, 2006	$8.96	$7.39	$7.96
June 30, 2006	$8.00	$6.18	$6.93
September 29, 2006	$9.46	$6.07	$8.09
December 29, 2006	$9.19	$6.85	$7.51
March 30, 2007	$8.97	$7.43	$7.89
June 29, 2007	$9.70	$7.67	$9.42
September 28, 2007	$9.64	$7.49	$8.49
December 31, 2007	$9.24	$6.65	$6.73
March 31, 2008	$6.94	$4.95	$5.72
June 30, 2008	$8.79	$4.46	$4.81
September 30, 2008	$6.33	$4.17	$5.20
December 31, 2008	$4.95	$1.02	$2.29
March 31, 2009	$2.99	$1.50	$2.63
June 30, 2009	$6.53	$2.40	$6.07
September 30, 2009	$8.86	$5.25	$7.21
December 31, 2009	$10.37	$6.61	$10.00
March 31, 2010	$14.54	$10.06	$12.57
May 25, 2010*	$14.57	$10.17	$11.02

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: F

Initial price: $11.02

Protection level: 75.00%

Protection price: $8.27

Physical delivery amount: 90 ($1,000/Initial price)

Fractional shares: 0.744102

Coupon: 9.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.00%
+ 90%	4.50%		90.00%
+ 80%	4.50%		80.00%
+ 70%	4.50%		70.00%
+ 60%	4.50%		60.00%
+ 50%	4.50%		50.00%
+ 40%	4.50%		40.00%
+ 30%	4.50%		30.00%
+ 20%	4.50%		20.00%
+ 10%	4.50%		10.00%
+ 5%	4.50%		5.00%

0%	4.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-5.00%
- 10%	4.50%	-5.50%	-10.00%
- 20%	4.50%	-15.50%	-20.00%
- 30%	N/A	-25.50%	-30.00%
- 40%	N/A	-35.50%	-40.00%
- 50%	N/A	-45.50%	-50.00%
- 60%	N/A	-55.50%	-60.00%
- 70%	N/A	-65.50%	-70.00%
- 80%	N/A	-75.50%	-80.00%
- 90%	N/A	-85.50%	-90.00%
- 100%	N/A	-95.50%	-100.00%

Freeport-McMoRan Copper & Gold Inc.

According to publicly available information, Freeport-McMoRan Copper & Gold Inc. (the “Company”), is one of the world’s largest copper, gold and molybdenum mining companies in terms of reserves and production. As of December 31, 2009, consolidated recoverable proven and probable reserves totaled 104.2 billion pounds of copper, 37.2 million ounces of gold, 2.59 billion pounds of molybdenum, 270.4 million ounces of silver and 0.7 billion pounds of cobalt. Approximately 33 percent of there copper reserves were in Indonesia, approximately 33 percent were in South America, approximately 26 percent were in North America and approximately 8 percent were in Africa. Approximately 96 percent of there gold reserves were in Indonesia, with our remaining gold reserves located in South America.

The linked share’s SEC file number is 1-11307-01.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.85	$27.92	$33.15
September 30, 2004	$42.13	$31.54	$40.50
December 31, 2004	$42.55	$33.98	$38.23
March 31, 2005	$43.90	$35.12	$39.61
June 30, 2005	$40.31	$31.52	$37.44
September 30, 2005	$49.48	$37.12	$48.59
December 30, 2005	$56.35	$43.80	$53.80
March 31, 2006	$64.99	$47.11	$59.77
June 30, 2006	$72.20	$43.10	$55.41
September 29, 2006	$62.29	$47.58	$53.26
December 29, 2006	$63.70	$47.60	$55.73
March 30, 2007	$67.19	$48.98	$66.19
June 29, 2007	$85.50	$65.62	$82.82
September 28, 2007	$110.48	$67.08	$104.89
December 31, 2007	$120.20	$85.71	$102.44
March 31, 2008	$107.37	$69.10	$96.22
June 30, 2008	$127.23	$93.00	$117.19
September 30, 2008	$117.08	$51.24	$56.85
December 31, 2008	$56.20	$15.70	$24.44
March 31, 2009	$43.45	$21.17	$38.11
June 30, 2009	$61.55	$36.60	$50.11
September 30, 2009	$73.43	$43.19	$68.61
December 31, 2009	$87.35	$63.01	$80.29
March 31, 2010	$90.55	$66.04	$83.54
May 25, 2010*	$88.30	$62.78	$67.62

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FCX

Initial price: $67.62

Protection level: 75.00%

Protection price: $50.72

Physical delivery amount: 14 ($1,000/Initial price)

Fractional shares: 0.788524

Coupon: 9.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.44% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.22%
+ 90%	4.75%		90.22%
+ 80%	4.75%		80.22%
+ 70%	4.75%		70.22%
+ 60%	4.75%		60.22%
+ 50%	4.75%		50.22%
+ 40%	4.75%		40.22%
+ 30%	4.75%		30.22%
+ 20%	4.75%		20.22%
+ 10%	4.75%		10.22%
+ 5%	4.75%		5.22%

0%	4.75%		0.22%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.78%
- 10%	4.75%	-5.25%	-9.78%
- 20%	4.75%	-15.25%	-19.78%
- 30%	N/A	-25.25%	-29.78%
- 40%	N/A	-35.25%	-39.78%
- 50%	N/A	-45.25%	-49.78%
- 60%	N/A	-55.25%	-59.78%
- 70%	N/A	-65.25%	-69.78%
- 80%	N/A	-75.25%	-79.78%
- 90%	N/A	-85.25%	-89.78%
- 100%	N/A	-95.25%	-99.78%

Fifth Third Bancorp

According to publicly available information, Fifth Third Bancorp (the “Company”) is a diversified financial services company headquartered in Cincinnati, Ohio. At December 31, 2009, the Company had $113 billion in assets, operated 16 affiliates with 1,309 full-service banking centers and 92 Bank Mart locations.

The linked share’s SEC file number is 001-33653.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$57.00	$51.13	$53.78
September 30, 2004	$54.07	$46.59	$49.22
December 31, 2004	$52.33	$45.33	$47.28
March 31, 2005	$48.12	$42.05	$42.98
June 30, 2005	$44.67	$40.25	$41.21
September 30, 2005	$43.99	$36.38	$36.73
December 30, 2005	$42.50	$35.04	$37.72
March 31, 2006	$41.43	$36.30	$39.36
June 30, 2006	$41.02	$35.86	$36.95
September 29, 2006	$40.18	$35.95	$38.08
December 29, 2006	$41.56	$37.75	$40.93
March 30, 2007	$41.41	$37.93	$38.69
June 29, 2007	$43.32	$37.88	$39.77
September 28, 2007	$41.17	$33.60	$33.88
December 31, 2007	$35.33	$24.82	$25.13
March 31, 2008	$28.58	$20.25	$20.92
June 30, 2008	$23.75	$8.96	$10.18
September 30, 2008	$21.00	$7.96	$11.90
December 31, 2008	$14.75	$6.33	$8.26
March 31, 2009	$8.65	$1.01	$2.92
June 30, 2009	$9.15	$2.50	$7.10
September 30, 2009	$11.20	$6.34	$10.13
December 31, 2009	$10.90	$8.76	$9.75
March 31, 2010	$14.04	$9.82	$13.59
May 25, 2010*	$15.95	$12.00	$12.83

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: FITB

Initial price: $12.83

Protection level: 75.00%

Protection price: $9.62

Physical delivery amount: 77 ($1,000/Initial price)

Fractional shares: 0.942323

Coupon: 11.25% per annum

Maturity: November 30, 2010

Dividend yield: 0.31% per annum

Coupon amount per monthly: $9.38

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.625%		100.16%
+ 90%	5.625%		90.16%
+ 80%	5.625%		80.16%
+ 70%	5.625%		70.16%
+ 60%	5.625%		60.16%
+ 50%	5.625%		50.16%
+ 40%	5.625%		40.16%
+ 30%	5.625%		30.16%
+ 20%	5.625%		20.16%
+ 10%	5.625%		10.16%
+ 5%	5.625%		5.16%

0%	5.625%		0.16%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.625%	0.625%	-4.84%
- 10%	5.625%	-4.375%	-9.84%
- 20%	5.625%	-14.375%	-19.84%
- 30%	N/A	-24.375%	-29.84%
- 40%	N/A	-34.375%	-39.84%
- 50%	N/A	-44.375%	-49.84%
- 60%	N/A	-54.375%	-59.84%
- 70%	N/A	-64.375%	-69.84%
- 80%	N/A	-74.375%	-79.84%
- 90%	N/A	-84.375%	-89.84%
- 100%	N/A	-94.375%	-99.84%

Corning Incorporated

According to publicly available information, Corning Incorporated (the “Company”) traces its origins to a glass business established in 1851. The present corporation was incorporated in the State of New York in December 1936, and its name was changed from Corning Glass Works to Corning Incorporated on April 28, 1989. The Company is a global, technology-based corporation that operates in five reportable business segments: Display Technologies, Telecommunications, Environmental Technologies, Specialty Materials and Life Sciences. As of December 31, 2009, the Company manufactures and processes products at more than 60 plants in 13 countries. The Display Technologies segment manufactures glass substrates for active matrix liquid crystal displays (“LCDs”), that are used primarily in notebook computers, flat panel desktop monitors, and LCD televisions. The Telecommunications segment produces optical fiber and cable, and hardware and equipment products for the worldwide telecommunications industry. The Company’s environmental products include ceramic technologies and solutions for emissions and pollution control in mobile and stationary applications around the world, including gasoline and diesel substrate and filter products. Life Sciences laboratory products include microplate products, coated slides, filter plates for genomics sample preparation, plastic cell culture dishes, flasks, cryogenic vials, roller bottles, mass cell culture products, liquid handling instruments, Pyrex glass beakers, pipettors, serological pipettes, centrifuge tubes and laboratory filtration products. The Display Technologies segment represented 45%, the Telecommunications segment represented 31%, the Environmental Technologies segment represented 11%, the Specialty Materials segment represented approximately 6% and the Life Sciences segment represented 7% of the Company’s sales for 2008.

The linked share’s SEC file number is 01-3247.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$13.17	$10.08	$13.06
September 30, 2004	$13.03	$9.30	$11.08
December 31, 2004	$12.96	$10.17	$11.77
March 31, 2005	$12.40	$10.61	$11.13
June 30, 2005	$17.08	$10.98	$16.62
September 30, 2005	$21.95	$16.04	$19.33
December 30, 2005	$21.60	$16.70	$19.66
March 31, 2006	$28.27	$19.35	$26.91
June 30, 2006	$29.60	$20.39	$24.19
September 29, 2006	$24.90	$17.54	$24.41
December 29, 2006	$25.57	$18.63	$18.71
March 30, 2007	$23.33	$18.16	$22.74
June 29, 2007	$26.67	$22.45	$25.55
September 28, 2007	$27.25	$21.47	$24.65
December 31, 2007	$26.80	$20.85	$23.99
March 31, 2008	$25.23	$20.04	$24.04
June 30, 2008	$28.06	$23.02	$23.05
September 30, 2008	$23.05	$14.47	$15.64
December 31, 2008	$15.64	$7.36	$9.53
March 31, 2009	$14.44	$8.97	$13.27
June 30, 2009	$16.54	$13.20	$16.06
September 30, 2009	$17.13	$13.98	$15.31
December 31, 2009	$19.54	$14.14	$19.31
March 31, 2010	$20.84	$16.75	$20.21
May 25, 2010*	$21.10	$15.51	$16.95

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: GLW

Initial price: $16.95

Protection level: 80.00%

Protection price: $13.56

Physical delivery amount: 58 ($1,000/Initial price)

Fractional shares: 0.997050

Coupon: 8.00% per annum

Maturity: November 30, 2010

Dividend yield: 1.18% per annum

Coupon amount per monthly: $6.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.00%		100.59%
+ 90%	4.00%		90.59%
+ 80%	4.00%		80.59%
+ 70%	4.00%		70.59%
+ 60%	4.00%		60.59%
+ 50%	4.00%		50.59%
+ 40%	4.00%		40.59%
+ 30%	4.00%		30.59%
+ 20%	4.00%		20.59%
+ 10%	4.00%		10.59%
+ 5%	4.00%		5.59%

0%	4.00%		0.59%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.00%	-1.00%	-4.41%
- 10%	4.00%	-6.00%	-9.41%
- 20%	4.00%	-16.00%	-19.41%
- 30%	N/A	-26.00%	-29.41%
- 40%	N/A	-36.00%	-39.41%
- 50%	N/A	-46.00%	-49.41%
- 60%	N/A	-56.00%	-59.41%
- 70%	N/A	-66.00%	-69.41%
- 80%	N/A	-76.00%	-79.41%
- 90%	N/A	-86.00%	-89.41%
- 100%	N/A	-96.00%	-99.41%

The Hartford Financial Services Group, Inc.

According to publicly available information, The Hartford Financial Services Group, Inc. (the “Company”) is a diversified insurance and financial services company. The Company, headquartered in Connecticut, is a provider of investment products, individual life, group life and group disability insurance products, and property and casualty insurance products in the United States. Hartford Fire Insurance Company, founded in 1810, is the oldest of the Company’s subsidiaries. The Company writes insurance in the United States and internationally. At December 31, 2009, total assets and total stockholders’ equity of the Company were $307.7 billion and $17.9 billion, respectively.

The linked share’s SEC file number is 001-13958.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$69.12	$61.06	$68.74
September 30, 2004	$69.05	$58.08	$61.93
December 31, 2004	$69.57	$52.73	$69.31
March 31, 2005	$74.07	$65.98	$68.56
June 30, 2005	$77.52	$65.35	$74.78
September 30, 2005	$82.50	$71.53	$77.17
December 30, 2005	$89.49	$72.57	$85.89
March 31, 2006	$89.12	$79.24	$80.55
June 30, 2006	$93.95	$80.14	$84.60
September 29, 2006	$88.51	$79.55	$86.75
December 29, 2006	$93.75	$83.78	$93.31
March 30, 2007	$97.95	$90.30	$95.58
June 29, 2007	$106.23	$94.89	$98.51
September 28, 2007	$100.54	$83.00	$92.55
December 31, 2007	$99.14	$86.37	$87.19
March 31, 2008	$87.88	$63.98	$75.77
June 30, 2008	$79.88	$64.41	$64.57
September 30, 2008	$68.35	$31.50	$40.99
December 31, 2008	$39.74	$4.16	$16.42
March 31, 2009	$19.91	$3.33	$7.85
June 30, 2009	$18.16	$7.16	$11.87
September 30, 2009	$29.00	$10.00	$26.50
December 31, 2009	$29.59	$22.89	$23.26
March 31, 2010	$29.12	$21.60	$28.42
May 25, 2010*	$30.45	$22.65	$24.19

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: HIG

Initial price: $24.19

Protection level: 75.00%

Protection price: $18.14

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.339396

Coupon: 10.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.83% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.42%
+ 90%	5.00%		90.42%
+ 80%	5.00%		80.42%
+ 70%	5.00%		70.42%
+ 60%	5.00%		60.42%
+ 50%	5.00%		50.42%
+ 40%	5.00%		40.42%
+ 30%	5.00%		30.42%
+ 20%	5.00%		20.42%
+ 10%	5.00%		10.42%
+ 5%	5.00%		5.42%

0%	5.00%		0.42%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-4.58%
- 10%	5.00%	-5.00%	-9.58%
- 20%	5.00%	-15.00%	-19.58%
- 30%	N/A	-25.00%	-29.58%
- 40%	N/A	-35.00%	-39.58%
- 50%	N/A	-45.00%	-49.58%
- 60%	N/A	-55.00%	-59.58%
- 70%	N/A	-65.00%	-69.58%
- 80%	N/A	-75.00%	-79.58%
- 90%	N/A	-85.00%	-89.58%
- 100%	N/A	-95.00%	-99.58%

IAMGOLD Corporation

According to publicly available information, IAMGOLD Corporation (the “Company”) is engaged primarily in the exploration for, and the development and production of, mineral resource properties throughout the world.

The Company’s registered and principal office is located at 401 Bay Street, Suite 3200, PO Box 153, Toronto, Ontario, Canada M5H 2Y4.

As of December 31, 2009, the Company employed approximately 6,146 individuals and approximately 336 contractor-employees.

The linked share’s SEC file number is 001-31528.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$7.94	$7.10	$7.82
March 31, 2006	$9.77	$7.86	$8.63
June 30, 2006	$10.60	$7.75	$8.90
September 29, 2006	$11.83	$8.17	$8.49
December 29, 2006	$9.80	$8.15	$8.81
March 30, 2007	$9.39	$7.35	$7.71
June 29, 2007	$8.37	$6.63	$7.66
September 28, 2007	$9.24	$6.42	$8.67
December 31, 2007	$10.42	$7.70	$8.10
March 31, 2008	$10.07	$7.09	$7.33
June 30, 2008	$7.64	$5.60	$6.05
September 30, 2008	$6.90	$4.45	$5.62
December 31, 2008	$6.23	$2.35	$6.11
March 31, 2009	$9.00	$5.25	$8.55
June 30, 2009	$11.51	$7.21	$10.12
September 30, 2009	$15.86	$8.57	$14.14
December 31, 2009	$20.99	$12.19	$15.64
March 31, 2010	$17.70	$13.00	$13.22
May 25, 2010*	$20.24	$13.57	$16.88

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IAG

Initial price: $16.88

Protection level: 75.00%

Protection price: $12.66

Physical delivery amount: 59 ($1,000/Initial price)

Fractional shares: 0.241706

Coupon: 10.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.36% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.18%
+ 90%	5.25%		90.18%
+ 80%	5.25%		80.18%
+ 70%	5.25%		70.18%
+ 60%	5.25%		60.18%
+ 50%	5.25%		50.18%
+ 40%	5.25%		40.18%
+ 30%	5.25%		30.18%
+ 20%	5.25%		20.18%
+ 10%	5.25%		10.18%
+ 5%	5.25%		5.18%

0%	5.25%		0.18%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-4.82%
- 10%	5.25%	-4.75%	-9.82%
- 20%	5.25%	-14.75%	-19.82%
- 30%	N/A	-24.75%	-29.82%
- 40%	N/A	-34.75%	-39.82%
- 50%	N/A	-44.75%	-49.82%
- 60%	N/A	-54.75%	-59.82%
- 70%	N/A	-64.75%	-69.82%
- 80%	N/A	-74.75%	-79.82%
- 90%	N/A	-84.75%	-89.82%
- 100%	N/A	-94.75%	-99.82%

IMAX Corporation

According to publicly available information, IMAX Corporation (the “Company”) is one of the world’s leading entertainment technology companies, specializing in motion picture technologies and large-format motion picture presentations. The Company’s principle business is the design and manufacture of large-format digital and film-based theater systems and the sale or lease of such theater systems or the contribution of these systems under revenue-sharing arrangements with its customers.

As of December 31, 2009, the Company had 325 employees compared to 326 employees as of December 31, 2008.

The linked share’s SEC file number is 000-24216.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$6.47	$4.04	$5.53
September 30, 2004	$6.14	$4.22	$5.63
December 31, 2004	$8.70	$5.06	$8.25
March 31, 2005	$12.45	$7.64	$9.24
June 30, 2005	$10.84	$7.62	$9.94
September 30, 2005	$11.10	$9.00	$10.43
December 30, 2005	$10.50	$6.98	$7.06
March 31, 2006	$10.95	$7.14	$10.15
June 30, 2006	$10.38	$8.17	$9.16
September 29, 2006	$11.00	$4.43	$4.89
December 29, 2006	$5.20	$3.32	$3.76
March 30, 2007	$5.52	$3.61	$5.04
June 29, 2007	$5.68	$4.05	$4.22
September 28, 2007	$5.21	$3.72	$4.20
December 31, 2007	$7.94	$4.05	$6.82
March 31, 2008	$7.39	$5.27	$6.97
June 30, 2008	$7.74	$6.45	$6.84
September 30, 2008	$8.28	$5.58	$5.92
December 31, 2008	$5.94	$2.41	$4.46
March 31, 2009	$5.49	$3.74	$4.31
June 30, 2009	$8.49	$4.28	$8.12
September 30, 2009	$10.14	$7.14	$9.41
December 31, 2009	$13.87	$9.00	$13.31
March 31, 2010	$18.26	$11.50	$17.99
May 25, 2010*	$21.30	$15.31	$16.22

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IMAX

Initial price: $16.22

Protection level: 70.00%

Protection price: $11.35

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.652281

Coupon: 15.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.75%		100.00%
+ 90%	7.75%		90.00%
+ 80%	7.75%		80.00%
+ 70%	7.75%		70.00%
+ 60%	7.75%		60.00%
+ 50%	7.75%		50.00%
+ 40%	7.75%		40.00%
+ 30%	7.75%		30.00%
+ 20%	7.75%		20.00%
+ 10%	7.75%		10.00%
+ 5%	7.75%		5.00%

0%	7.75%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.75%	2.75%	-5.00%
- 10%	7.75%	-2.25%	-10.00%
- 20%	7.75%	-12.25%	-20.00%
- 30%	7.75%	-22.25%	-30.00%
- 40%	N/A	-32.25%	-40.00%
- 50%	N/A	-42.25%	-50.00%
- 60%	N/A	-52.25%	-60.00%
- 70%	N/A	-62.25%	-70.00%
- 80%	N/A	-72.25%	-80.00%
- 90%	N/A	-82.25%	-90.00%
- 100%	N/A	-92.25%	-100.00%

International Paper Company

According to publicly available information, International Paper Company (the “Company”) is a global paper and packaging company that is complemented by an extensive North American merchant distribution system, with primary markets and manufacturing operations in North America, Europe, Latin America, Russia, Asia and North Africa.

The Company is a New York corporation, incorporated in 1941 as the successor to the New York corporation of the same name organized in 1898.

The linked share’s SEC file number is 001-03157.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$44.81	$37.91	$44.70
September 30, 2004	$44.65	$38.24	$40.41
December 31, 2004	$42.52	$37.16	$42.00
March 31, 2005	$42.48	$35.67	$36.79
June 30, 2005	$37.91	$30.16	$30.21
September 30, 2005	$34.95	$29.45	$29.80
December 30, 2005	$34.90	$26.97	$33.61
March 31, 2006	$36.39	$32.10	$34.57
June 30, 2006	$37.98	$30.69	$32.30
September 29, 2006	$36.00	$31.52	$34.63
December 29, 2006	$35.63	$31.85	$34.10
March 30, 2007	$38.00	$32.75	$36.40
June 29, 2007	$39.94	$36.34	$39.05
September 28, 2007	$41.57	$31.06	$35.87
December 31, 2007	$37.30	$31.43	$32.38
March 31, 2008	$33.77	$26.59	$27.20
June 30, 2008	$29.37	$23.15	$23.30
September 30, 2008	$31.07	$21.66	$26.18
December 31, 2008	$26.64	$10.20	$11.80
March 31, 2009	$12.74	$3.93	$7.04
June 30, 2009	$15.96	$6.82	$15.13
September 30, 2009	$25.30	$13.82	$22.23
December 31, 2009	$27.78	$20.62	$26.78
March 31, 2010	$28.61	$21.66	$24.61
May 25, 2010*	$29.25	$20.50	$22.23

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: IP

Initial price: $22.23

Protection level: 75.00%

Protection price: $16.67

Physical delivery amount: 44 ($1,000/Initial price)

Fractional shares: 0.984256

Coupon: 9.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.90% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.45%
+ 90%	4.75%		90.45%
+ 80%	4.75%		80.45%
+ 70%	4.75%		70.45%
+ 60%	4.75%		60.45%
+ 50%	4.75%		50.45%
+ 40%	4.75%		40.45%
+ 30%	4.75%		30.45%
+ 20%	4.75%		20.45%
+ 10%	4.75%		10.45%
+ 5%	4.75%		5.45%

0%	4.75%		0.45%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.55%
- 10%	4.75%	-5.25%	-9.55%
- 20%	4.75%	-15.25%	-19.55%
- 30%	N/A	-25.25%	-29.55%
- 40%	N/A	-35.25%	-39.55%
- 50%	N/A	-45.25%	-49.55%
- 60%	N/A	-55.25%	-59.55%
- 70%	N/A	-65.25%	-69.55%
- 80%	N/A	-75.25%	-79.55%
- 90%	N/A	-85.25%	-89.55%
- 100%	N/A	-95.25%	-99.55%

KeyCorp

According to publicly available information, KeyCorp (the “Company”) is headquartered in Cleveland, Ohio and it is a bank holding company and a financial holding company. The Company has consolidated total assets of $93.3 billion at December 31, 2009. The Company provides a wide range of retail and commercial banking, commercial leasing, investment management, consumer finance and investment banking products and services to individual, corporate and institutional clients.

As of December 31, 2009, the Company employed approximately 16,698 full-time employees.

The linked share’s SEC file number is 001-11302.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$32.27	$28.23	$29.89
September 30, 2004	$32.02	$29.00	$31.60
December 31, 2004	$34.50	$31.35	$33.90
March 31, 2005	$34.05	$31.02	$32.45
June 30, 2005	$33.79	$31.52	$33.15
September 30, 2005	$34.99	$31.65	$32.25
December 30, 2005	$34.05	$30.10	$32.93
March 31, 2006	$37.67	$32.96	$36.80
June 30, 2006	$38.31	$34.24	$35.68
September 29, 2006	$38.15	$34.48	$37.44
December 29, 2006	$38.62	$35.73	$38.03
March 30, 2007	$39.90	$35.94	$37.47
June 29, 2007	$38.95	$34.15	$34.33
September 28, 2007	$37.09	$31.38	$32.33
December 31, 2007	$34.05	$21.56	$23.45
March 31, 2008	$27.23	$20.19	$21.95
June 30, 2008	$26.12	$10.80	$10.98
September 30, 2008	$16.00	$7.94	$11.94
December 31, 2008	$15.20	$4.99	$8.52
March 31, 2009	$9.31	$4.84	$7.87
June 30, 2009	$9.81	$4.46	$5.24
September 30, 2009	$7.06	$4.40	$6.50
December 31, 2009	$6.85	$5.29	$5.55
March 31, 2010	$8.18	$5.65	$7.75
May 25, 2010*	$9.84	$7.18	$7.79

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: KEY

Initial price: $7.79

Protection level: 75.00%

Protection price: $5.84

Physical delivery amount: 128 ($1,000/Initial price)

Fractional shares: 0.369705

Coupon: 14.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.51% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.26%
+ 90%	7.00%		90.26%
+ 80%	7.00%		80.26%
+ 70%	7.00%		70.26%
+ 60%	7.00%		60.26%
+ 50%	7.00%		50.26%
+ 40%	7.00%		40.26%
+ 30%	7.00%		30.26%
+ 20%	7.00%		20.26%
+ 10%	7.00%		10.26%
+ 5%	7.00%		5.26%

0%	7.00%		0.26%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-4.74%
- 10%	7.00%	-3.00%	-9.74%
- 20%	7.00%	-13.00%	-19.74%
- 30%	N/A	-23.00%	-29.74%
- 40%	N/A	-33.00%	-39.74%
- 50%	N/A	-43.00%	-49.74%
- 60%	N/A	-53.00%	-59.74%
- 70%	N/A	-63.00%	-69.74%
- 80%	N/A	-73.00%	-79.74%
- 90%	N/A	-83.00%	-89.74%
- 100%	N/A	-93.00%	-99.74%

Leap Wireless International, Inc.

According to publicly available information, Leap Wireless International, Inc. (the “Company”) is a wireless communications carrier that offers digital wireless services in the U.S. under the “Cricket®” brand. The Company’s cricket service offerings provide customers with unlimited wireless services for a flat rate with requiring a fixed term contract or a credit check.

As of December 31, 2009, the Company employed 4,202 full-time employees.

The linked share’s SEC file number is 000-29752.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	$28.90	$27.26	$27.75
September 30, 2005	$37.47	$26.00	$35.20
December 30, 2005	$39.45	$31.15	$37.88
March 31, 2006	$44.69	$34.56	$43.59
June 30, 2006	$49.20	$39.59	$47.45
September 29, 2006	$49.47	$40.57	$48.49
December 29, 2006	$61.90	$46.57	$59.47
March 30, 2007	$70.09	$57.61	$65.98
June 29, 2007	$88.95	$66.03	$84.50
September 28, 2007	$99.04	$51.21	$81.37
December 31, 2007	$85.25	$29.88	$46.64
March 31, 2008	$50.21	$34.20	$46.60
June 30, 2008	$61.63	$42.75	$43.17
September 30, 2008	$48.98	$35.04	$38.10
December 31, 2008	$39.62	$14.18	$26.89
March 31, 2009	$39.50	$22.02	$34.87
June 30, 2009	$42.47	$30.26	$32.93
September 30, 2009	$32.00	$15.62	$19.55
December 31, 2009	$19.28	$11.99	$17.55
March 31, 2010	$19.20	$12.83	$16.36
May 25, 2010*	$19.10	$13.87	$16.26

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LEAP

Initial price: $16.26

Protection level: 75.00%

Protection price: $12.20

Physical delivery amount: 61 ($1,000/Initial price)

Fractional shares: 0.500615

Coupon: 12.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Las Vegas Sands Corp.

According to publicly available information, Las Vegas Sands Corp. (the “Company”) owns and operates The Venetian Resort Hotel Casino, The Palazzo Resort Hotel Casino, The Sands Expo and Convention Center and The Congress Center in Las Vegas, Nevada, and the Sands Macao and The Venetian Macao Resort Hotel in Macao, China. In addition, the Company is also developing Marina Bay Sands, an integrated resort in Singapore, and Sands Bethworks, an integrated resort in Bethlehem, Pennsylvania. The Company is exploring the possibility of developing and operating integrated resorts in additional Asian and U.S. jurisdictions, and in Europe.

The Company was incorporated as a Nevada corporation in August 2004. As of December 31, 2009, the Company directly employs approximately 27,000 employees worldwide.

The linked share’s SEC file number is 001-32373.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	$53.70	$41.75	$48.00
March 31, 2005	$51.40	$41.47	$45.00
June 30, 2005	$45.32	$33.13	$35.75
September 30, 2005	$40.73	$30.97	$32.91
December 30, 2005	$46.44	$29.08	$39.47
March 31, 2006	$58.02	$38.44	$56.66
June 30, 2006	$78.90	$54.68	$77.86
September 29, 2006	$77.86	$57.71	$68.35
December 29, 2006	$97.25	$66.06	$89.48
March 30, 2007	$109.45	$81.01	$86.61
June 29, 2007	$91.91	$71.24	$76.39
September 28, 2007	$142.75	$75.56	$133.42
December 31, 2007	$148.76	$102.50	$103.05
March 31, 2008	$105.35	$70.00	$73.64
June 30, 2008	$83.13	$45.30	$47.44
September 30, 2008	$59.00	$30.56	$36.11
December 31, 2008	$37.00	$2.89	$5.93
March 31, 2009	$9.15	$1.38	$3.01
June 30, 2009	$11.84	$3.08	$7.86
September 30, 2009	$20.73	$6.32	$16.84
December 31, 2009	$18.83	$12.95	$14.94
March 31, 2010	$22.49	$14.89	$21.15
May 25, 2010*	$26.56	$18.09	$21.37

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: LVS

Initial price: $21.37

Protection level: 70.00%

Protection price: $14.96

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.794572

Coupon: 17.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $14.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	8.50%		100.00%
+ 90%	8.50%		90.00%
+ 80%	8.50%		80.00%
+ 70%	8.50%		70.00%
+ 60%	8.50%		60.00%
+ 50%	8.50%		50.00%
+ 40%	8.50%		40.00%
+ 30%	8.50%		30.00%
+ 20%	8.50%		20.00%
+ 10%	8.50%		10.00%
+ 5%	8.50%		5.00%

0%	8.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	8.50%	3.50%	-5.00%
- 10%	8.50%	-1.50%	-10.00%
- 20%	8.50%	-11.50%	-20.00%
- 30%	8.50%	-21.50%	-30.00%
- 40%	N/A	-31.50%	-40.00%
- 50%	N/A	-41.50%	-50.00%
- 60%	N/A	-51.50%	-60.00%
- 70%	N/A	-61.50%	-70.00%
- 80%	N/A	-71.50%	-80.00%
- 90%	N/A	-81.50%	-90.00%
- 100%	N/A	-91.50%	-100.00%

MetLife, Inc.

According to publicly available information, MetLife, Inc. (the “Company”) is a Delaware corporation incorporated in 1999. As of December 31, 2009, the Company is one of the leading providers of individual insurance, employee benefits and financial services with operations throughout the United States and the regions of Latin America, Europe, and Asia Pacific. Through the Company’s subsidiaries and affiliates, they offer life insurance, annuities, automobile and homeowners insurance, retail banking and other financial services to individuals, as well as group insurance and retirement & savings products and services to corporations and other institutions.

The Company is one of the largest insurance and financial services companies in the United States. In addition, the Company’s international operations are focused on markets where the demand for insurance and savings and investment products is expected to grow rapidly in the future.

The linked share’s SEC file number is 001-15787.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$36.70	$32.60	$35.85
September 30, 2004	$38.91	$33.65	$38.65
December 31, 2004	$41.27	$32.99	$40.51
March 31, 2005	$41.80	$38.29	$39.10
June 30, 2005	$45.83	$37.29	$44.94
September 30, 2005	$50.25	$44.97	$49.83
December 30, 2005	$52.57	$46.40	$49.00
March 31, 2006	$52.07	$48.14	$48.37
June 30, 2006	$53.48	$48.00	$51.21
September 29, 2006	$57.80	$49.33	$56.68
December 29, 2006	$59.86	$56.08	$59.01
March 30, 2007	$66.25	$58.74	$63.15
June 29, 2007	$69.35	$62.80	$64.48
September 28, 2007	$70.27	$58.49	$69.73
December 31, 2007	$71.23	$59.73	$61.62
March 31, 2008	$62.53	$52.46	$60.26
June 30, 2008	$63.60	$52.61	$52.77
September 30, 2008	$65.45	$43.75	$56.00
December 31, 2008	$53.49	$15.73	$34.86
March 31, 2009	$37.38	$11.37	$22.77
June 30, 2009	$35.52	$21.27	$30.01
September 30, 2009	$41.45	$26.03	$38.07
December 31, 2009	$38.75	$32.16	$35.35
March 31, 2010	$43.63	$33.40	$43.34
May 25, 2010*	$47.75	$36.70	$39.21

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: MET

Initial price: $39.21

Protection level: 80.00%

Protection price: $31.37

Physical delivery amount: 25 ($1,000/Initial price)

Fractional shares: 0.503698

Coupon: 9.00% per annum

Maturity: November 30, 2010

Dividend yield: 1.89% per annum

Coupon amount per monthly: $7.50

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.50%		100.95%
+ 90%	4.50%		90.95%
+ 80%	4.50%		80.95%
+ 70%	4.50%		70.95%
+ 60%	4.50%		60.95%
+ 50%	4.50%		50.95%
+ 40%	4.50%		40.95%
+ 30%	4.50%		30.95%
+ 20%	4.50%		20.95%
+ 10%	4.50%		10.95%
+ 5%	4.50%		5.95%

0%	4.50%		0.95%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.50%	-0.50%	-4.05%
- 10%	4.50%	-5.50%	-9.05%
- 20%	4.50%	-15.50%	-19.05%
- 30%	N/A	-25.50%	-29.05%
- 40%	N/A	-35.50%	-39.05%
- 50%	N/A	-45.50%	-49.05%
- 60%	N/A	-55.50%	-59.05%
- 70%	N/A	-65.50%	-69.05%
- 80%	N/A	-75.50%	-79.05%
- 90%	N/A	-85.50%	-89.05%
- 100%	N/A	-95.50%	-99.05%

Netflix, Inc.

According to publicly available information, Netflix, Inc. (the “Company”) is an online movie rental subscription service providing approximately 12 million subscribers as of December 31, 2009. The Company offers nine subscription plans, starting at $4.99 a month. There are no due dates, no late fees and no shipping fees. Subscribers select titles at the Company’s website aided by its proprietary recommendation service, receive them on DVD by U.S. mail and return them to the Company at their convenience using its prepaid mailers. After a DVD has been returned, the Company mails the next available DVD in a subscriber’s queue.

The linked share’s SEC file number is 000-49802.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$38.62	$25.17	$35.95
September 30, 2004	$36.07	$13.85	$15.42
December 31, 2004	$19.60	$9.25	$12.33
March 31, 2005	$13.12	$8.91	$10.85
June 30, 2005	$19.27	$10.51	$16.41
September 30, 2005	$26.65	$16.00	$25.99
December 30, 2005	$30.25	$22.55	$27.06
March 31, 2006	$29.92	$23.09	$28.99
June 30, 2006	$33.12	$25.80	$27.21
September 29, 2006	$27.56	$18.14	$22.78
December 29, 2006	$30.00	$21.95	$25.86
March 30, 2007	$26.80	$20.30	$23.19
June 29, 2007	$25.99	$19.05	$19.39
September 28, 2007	$22.09	$15.62	$20.72
December 31, 2007	$29.14	$20.60	$26.62
March 31, 2008	$39.65	$20.38	$34.65
June 30, 2008	$40.90	$26.05	$26.07
September 30, 2008	$33.97	$26.40	$30.88
December 31, 2008	$30.66	$17.90	$29.89
March 31, 2009	$44.40	$28.78	$42.92
June 30, 2009	$50.24	$36.25	$41.34
September 30, 2009	$48.20	$37.93	$46.17
December 31, 2009	$61.65	$44.31	$55.14
March 31, 2010	$75.65	$48.52	$73.74
May 25, 2010*	$119.47	$73.62	$105.00

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NFLX

Initial price: $105.00

Protection level: 75.00%

Protection price: $78.75

Physical delivery amount: 9 ($1,000/Initial price)

Fractional shares: 0.523810

Coupon: 14.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	N/A	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

NVIDIA Corporation

According to publicly available information, NVIDIA Corporation (the “Company”) engages in developing programmable graphics processor technologies. As of December 31, 2009, the Company’s products are designed to generate realistic, interactive graphics on consumer and professional computing devices. The Company serves the entertainment and consumer market with its GeForce products, the professional design and visualization market with its Quadro products, and the high-performance computing market with its Tesla products. The Company has four major product-line operating segments: the GPU Business, the professional solutions business, or PSB, the media and communications processor, or MCP, business, and the consumer products business, or CPB.

The Company was incorporated in California in April 1993 and reincorporated in Delaware in April 1998. Its headquarter facilities are in Santa Clara, California. Its Internet address is www.nvidia.com.

The linked share’s SEC file number is 000-23985.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$9.12	$6.43	$6.83
September 30, 2004	$6.91	$3.10	$4.84
December 31, 2004	$8.32	$4.36	$7.85
March 31, 2005	$9.86	$6.82	$7.92
June 30, 2005	$9.80	$6.97	$8.91
September 30, 2005	$11.53	$8.48	$11.43
December 30, 2005	$12.83	$10.17	$12.19
March 31, 2006	$19.41	$12.22	$19.09
June 30, 2006	$21.25	$12.75	$14.19
September 29, 2006	$20.83	$11.45	$19.73
December 29, 2006	$25.97	$18.45	$24.67
March 30, 2007	$25.01	$18.69	$19.19
June 29, 2007	$29.25	$18.85	$27.54
September 28, 2007	$37.20	$27.00	$36.24
December 31, 2007	$39.67	$29.11	$34.02
March 31, 2008	$34.14	$17.31	$19.79
June 30, 2008	$25.35	$17.61	$18.72
September 30, 2008	$18.78	$8.81	$10.71
December 31, 2008	$10.74	$5.75	$8.07
March 31, 2009	$10.70	$7.09	$9.86
June 30, 2009	$12.39	$8.33	$11.29
September 30, 2009	$16.57	$9.72	$15.03
December 31, 2009	$18.94	$11.56	$18.68
March 31, 2010	$18.95	$15.15	$17.38
May 25, 2010*	$18.12	$11.85	$12.69

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: NVDA

Initial price: $12.69

Protection level: 80.00%

Protection price: $10.15

Physical delivery amount: 78 ($1,000/Initial price)

Fractional shares: 0.802206

Coupon: 10.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Potash Corporation of Saskatchewan Inc.

According to publicly available information, Potash Corporation of Saskatchewan Inc. (the “Company”) is an integrated fertilizer and related industrial and feed products company. The Company is the largest producer of potash worldwide by capacity. Its potash is produced from six mines in Saskatchewan and one mine in New Brunswick. Of these mines, the Company own and operate five in Saskatchewan and the one in New Brunswick. The Company produces potash using both conventional and solution mining methods. In conventional operations, shafts are sunk to the ore body and mining machines cut out the ore, which is lifted to the surface for processing.

The Company is an integrated fertilizer and related industrial and feed products company. In 2009, the Company estimates its potash operations represented 11% of global production and 20% of global potash capacity. In 2009, the Company estimates its phosphate operations produced 4% of world phosphoric acid production. In 2009, the Company estimates its nitrogen operations produced 2% of the world’s ammonia production.

The Company is a corporation organized under the laws of Canada.

The linked share’s SEC file number is 001-10351.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$16.17	$13.15	$16.15
September 30, 2004	$21.42	$15.26	$21.39
December 31, 2004	$28.00	$20.22	$27.69
March 31, 2005	$30.67	$24.31	$29.17
June 30, 2005	$35.56	$26.50	$31.86
September 30, 2005	$38.38	$30.95	$31.11
December 30, 2005	$31.11	$24.26	$26.74
March 31, 2006	$33.03	$26.21	$29.36
June 30, 2006	$35.46	$26.29	$28.66
September 29, 2006	$35.49	$27.34	$34.73
December 29, 2006	$49.06	$33.83	$47.83
March 30, 2007	$56.35	$44.05	$53.31
June 29, 2007	$80.85	$52.82	$77.97
September 28, 2007	$109.38	$71.50	$105.70
December 31, 2007	$151.80	$97.62	$143.96
March 31, 2008	$166.40	$105.52	$155.21
June 30, 2008	$241.62	$150.46	$228.57
September 30, 2008	$229.95	$126.50	$132.01
December 31, 2008	$133.44	$47.54	$73.22
March 31, 2009	$95.46	$63.65	$80.81
June 30, 2009	$121.34	$77.19	$93.05
September 30, 2009	$102.28	$80.90	$90.34
December 31, 2009	$123.93	$83.76	$108.50
March 31, 2010	$128.42	$98.27	$119.35
May 25, 2010*	$119.98	$92.87	$95.57

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: POT

Initial price: $95.57

Protection level: 80.00%

Protection price: $76.46

Physical delivery amount: 10 ($1,000/Initial price)

Fractional shares: 0.463535

Coupon: 9.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.42% per annum

Coupon amount per monthly: $7.92

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.75%		100.21%
+ 90%	4.75%		90.21%
+ 80%	4.75%		80.21%
+ 70%	4.75%		70.21%
+ 60%	4.75%		60.21%
+ 50%	4.75%		50.21%
+ 40%	4.75%		40.21%
+ 30%	4.75%		30.21%
+ 20%	4.75%		20.21%
+ 10%	4.75%		10.21%
+ 5%	4.75%		5.21%

0%	4.75%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.75%	-0.25%	-4.79%
- 10%	4.75%	-5.25%	-9.79%
- 20%	4.75%	-15.25%	-19.79%
- 30%	N/A	-25.25%	-29.79%
- 40%	N/A	-35.25%	-39.79%
- 50%	N/A	-45.25%	-49.79%
- 60%	N/A	-55.25%	-59.79%
- 70%	N/A	-65.25%	-69.79%
- 80%	N/A	-75.25%	-79.79%
- 90%	N/A	-85.25%	-89.79%
- 100%	N/A	-95.25%	-99.79%

Plains Exploration & Production Company

According to publicly available information, Plains Exploration & Production Company (the “Company”) an independent oil and gas company primarily engaged in the activities of acquiring, developing, exploring and producing oil and gas properties primarily in the United States.

As of December 31, 2009, the Company had estimated proved reserves of 359.5 million barrels of oil equivalent, of which 60% was comprised of oil and 64% was proved developed. As of December 31, 2009, and based on year-end 2009 reference prices as adjusted for location and quality differentials, the Company’s reserves had a standardized measure of $2.2 billion.

The linked share’s SEC file number is: 001-31470.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$20.79	$16.80	$18.35
September 30, 2004	$24.12	$18.17	$23.86
December 31, 2004	$28.40	$23.54	$26.00
March 31, 2005	$39.25	$24.00	$34.90
June 30, 2005	$37.66	$28.02	$35.53
September 30, 2005	$44.60	$34.47	$42.82
December 30, 2005	$46.66	$35.20	$39.73
March 31, 2006	$46.90	$36.58	$38.64
June 30, 2006	$42.54	$31.45	$40.54
September 29, 2006	$47.00	$39.72	$42.91
December 29, 2006	$49.37	$40.20	$47.53
March 30, 2007	$49.37	$43.00	$45.14
June 29, 2007	$54.30	$42.38	$47.81
September 28, 2007	$51.76	$35.31	$44.22
December 31, 2007	$56.48	$43.91	$54.00
March 31, 2008	$57.00	$40.73	$53.14
June 30, 2008	$79.86	$52.30	$72.97
September 30, 2008	$76.50	$30.64	$35.16
December 31, 2008	$35.05	$15.52	$23.24
March 31, 2009	$27.16	$15.25	$17.23
June 30, 2009	$32.87	$16.40	$27.36
September 30, 2009	$32.29	$23.49	$27.66
December 31, 2009	$31.60	$24.44	$27.66
March 31, 2010	$36.60	$28.12	$29.99
May 25, 2010*	$35.21	$20.46	$21.37

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: PXP

Initial price: $21.37

Protection level: 75.00%

Protection price: $16.03

Physical delivery amount: 46 ($1,000/Initial price)

Fractional shares: 0.794572

Coupon: 10.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.33

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.00%		100.00%
+ 90%	5.00%		90.00%
+ 80%	5.00%		80.00%
+ 70%	5.00%		70.00%
+ 60%	5.00%		60.00%
+ 50%	5.00%		50.00%
+ 40%	5.00%		40.00%
+ 30%	5.00%		30.00%
+ 20%	5.00%		20.00%
+ 10%	5.00%		10.00%
+ 5%	5.00%		5.00%

0%	5.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.00%	0.00%	-5.00%
- 10%	5.00%	-5.00%	-10.00%
- 20%	5.00%	-15.00%	-20.00%
- 30%	N/A	-25.00%	-30.00%
- 40%	N/A	-35.00%	-40.00%
- 50%	N/A	-45.00%	-50.00%
- 60%	N/A	-55.00%	-60.00%
- 70%	N/A	-65.00%	-70.00%
- 80%	N/A	-75.00%	-80.00%
- 90%	N/A	-85.00%	-90.00%
- 100%	N/A	-95.00%	-100.00%

Rambus Inc.

According to publicly available information, Rambus Inc. (the “Company”) designs, develops and licenses chip interface technologies and architectures that are foundational to nearly all digital electronics products. The Company’s chip interface technologies are designed to improve the performance, power efficiency, time-to-market and cost-effectiveness of there customers’ semiconductor and system products for computing, gaming and graphics, consumer electronics and mobile applications.

As of December 31, 2009, the Company’s chip interface technologies are covered by more than 950 U.S. and foreign patents. Additionally, the Company has approximately 600 patent applications pending. These patents and patent applications cover important inventions in memory and logic chip interfaces, in addition to other technologies. The Company believes that its chip interface technologies provide their customers a means to achieve higher performance, improved power efficiency, lower risk, and greater cost-effectiveness in their semiconductor and system products.

The Company was founded in 1990 and reincorporated in Delaware in March 1997. The Company’s principal executive offices are located at 4440 El Camino Real, Los Altos, California. The Company Internet address is www.rambus.com.

The linked share’s SEC file number is 0-22339.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$29.69	$15.57	$17.77
September 30, 2004	$18.25	$12.37	$15.69
December 31, 2004	$27.85	$14.87	$23.00
March 31, 2005	$23.79	$12.95	$15.07
June 30, 2005	$16.13	$13.16	$13.38
September 30, 2005	$14.65	$10.22	$12.10
December 30, 2005	$17.98	$10.75	$16.19
March 31, 2006	$40.22	$17.50	$39.34
June 30, 2006	$46.98	$19.79	$22.81
September 29, 2006	$25.38	$10.25	$17.44
December 29, 2006	$23.83	$15.87	$18.93
March 30, 2007	$23.95	$17.32	$21.25
June 29, 2007	$22.00	$17.69	$17.98
September 28, 2007	$19.60	$12.05	$19.11
December 31, 2007	$22.20	$17.64	$20.94
March 31, 2008	$26.41	$14.64	$23.31
June 30, 2008	$24.85	$18.61	$19.07
September 30, 2008	$18.90	$12.29	$12.85
December 31, 2008	$16.59	$4.95	$15.92
March 31, 2009	$18.70	$5.99	$9.46
June 30, 2009	$19.64	$9.07	$15.49
September 30, 2009	$19.93	$14.33	$17.40
December 31, 2009	$25.54	$15.54	$24.40
March 31, 2010	$25.95	$19.98	$21.85
May 25, 2010*	$25.42	$21.03	$24.15

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: RMBS

Initial price: $24.15

Protection level: 65.00%

Protection price: $15.70

Physical delivery amount: 41 ($1,000/Initial price)

Fractional shares: 0.407867

Coupon: 20.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $16.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	10.00%		100.00%
+ 90%	10.00%		90.00%
+ 80%	10.00%		80.00%
+ 70%	10.00%		70.00%
+ 60%	10.00%		60.00%
+ 50%	10.00%		50.00%
+ 40%	10.00%		40.00%
+ 30%	10.00%		30.00%
+ 20%	10.00%		20.00%
+ 10%	10.00%		10.00%
+ 5%	10.00%		5.00%

0%	10.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	10.00%	5.00%	-5.00%
- 10%	10.00%	0.00%	-10.00%
- 20%	10.00%	-10.00%	-20.00%
- 30%	10.00%	-20.00%	-30.00%
- 40%	N/A	-30.00%	-40.00%
- 50%	N/A	-40.00%	-50.00%
- 60%	N/A	-50.00%	-60.00%
- 70%	N/A	-60.00%	-70.00%
- 80%	N/A	-70.00%	-80.00%
- 90%	N/A	-80.00%	-90.00%
- 100%	N/A	-90.00%	-100.00%

Saks Incorporated

According to publicly available information, Saks Incorporated (the “Company”) is a Tennessee corporation first incorporated in 1919. The Company is primarily a fashion retail organization offering a wide assortment of distinctive luxury fashion apparel, shoes, accessories, jewelry, cosmetics, and gifts. The Company’s stores are principally free-standing stores in exclusive shopping destinations or anchor stores in upscale regional malls.

As of January 30, 2010, the Company employed approximately 12,400 associates, of which approximately 22% were employed on a part-time basis.

The linked share’s SEC file number is 001-13113.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$17.92	$13.70	$15.00
September 30, 2004	$15.01	$11.67	$12.05
December 31, 2004	$15.00	$11.71	$14.51
March 31, 2005	$18.20	$13.41	$18.05
June 30, 2005	$19.27	$16.46	$18.97
September 30, 2005	$24.58	$17.76	$18.50
December 30, 2005	$18.88	$15.73	$16.86
March 31, 2006	$20.48	$16.45	$19.30
June 30, 2006	$20.59	$15.04	$16.17
September 29, 2006	$17.47	$14.10	$17.28
December 29, 2006	$21.00	$16.46	$17.82
March 30, 2007	$21.17	$17.43	$20.84
June 29, 2007	$23.25	$19.00	$21.35
September 28, 2007	$22.05	$14.38	$17.15
December 31, 2007	$22.78	$16.99	$20.76
March 31, 2008	$20.98	$11.04	$12.47
June 30, 2008	$14.55	$10.90	$10.98
September 30, 2008	$12.30	$8.31	$9.25
December 31, 2008	$9.25	$2.68	$4.38
March 31, 2009	$5.05	$1.50	$1.87
June 30, 2009	$5.40	$1.75	$4.43
September 30, 2009	$7.44	$3.90	$6.82
December 31, 2009	$7.07	$5.37	$6.56
March 31, 2010	$9.57	$6.14	$8.60
May 25, 2010*	$10.65	$7.89	$8.65

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SKS

Initial price: $8.65

Protection level: 75.00%

Protection price: $6.49

Physical delivery amount: 115 ($1,000/Initial price)

Fractional shares: 0.606936

Coupon: 12.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $10.00

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.00%		100.00%
+ 90%	6.00%		90.00%
+ 80%	6.00%		80.00%
+ 70%	6.00%		70.00%
+ 60%	6.00%		60.00%
+ 50%	6.00%		50.00%
+ 40%	6.00%		40.00%
+ 30%	6.00%		30.00%
+ 20%	6.00%		20.00%
+ 10%	6.00%		10.00%
+ 5%	6.00%		5.00%

0%	6.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.00%	1.00%	-5.00%
- 10%	6.00%	-4.00%	-10.00%
- 20%	6.00%	-14.00%	-20.00%
- 30%	N/A	-24.00%	-30.00%
- 40%	N/A	-34.00%	-40.00%
- 50%	N/A	-44.00%	-50.00%
- 60%	N/A	-54.00%	-60.00%
- 70%	N/A	-64.00%	-70.00%
- 80%	N/A	-74.00%	-80.00%
- 90%	N/A	-84.00%	-90.00%
- 100%	N/A	-94.00%	-100.00%

Silver Wheaton Corp.

According to publicly available information, Silver Wheaton Corp. (the “Company”) is the largest silver streaming company in the world as of December 31, 2009. The Company has entered into nine long-term silver purchase agreements with Goldcorp (Luismin mines and Peñasquito mine in Mexico), Lundin Mining (Zinkgruvan mine in Sweden), Glencore (Yauliyacu mine in Peru), Hellas Gold (Stratoni mine in Greece), Mercator (Mineral Park mine in Arizona, USA), Farallon (Campo Morado mine in Mexico), Aurcana (La Negra mine in Mexico), and Alexco (Keno Hill property in Canada) whereby the Company acquires silver production from the counterparties at a price of $3.90 per ounce, subject to inflationary adjustments. As a result, the primary drivers of the Company’s financial results are the volume of silver production at the various mines and the price of silver.

Shares of the Company are listed on the New York Stock Exchange (symbol: SLW) and on the Toronto Stock Exchange (symbol: SLW).

The Company is located in Canada and its main office is at Suite 3150-666 Burrard Street, Vancouver BC V6C 2X8 as of December 31, 2009.

The linked share’s SEC file number is 333-121627.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	N/A	N/A	N/A
March 31, 2006	N/A	N/A	N/A
June 30, 2006	$11.26	$6.80	$9.42
September 29, 2006	$12.21	$8.17	$9.44
December 29, 2006	$12.07	$7.95	$10.48
March 30, 2007	$11.15	$8.83	$9.48
June 29, 2007	$12.47	$9.30	$11.69
September 28, 2007	$14.91	$9.72	$14.02
December 31, 2007	$18.30	$13.12	$16.97
March 31, 2008	$19.53	$14.25	$15.53
June 30, 2008	$17.60	$12.56	$14.65
September 30, 2008	$15.93	$7.66	$8.15
December 31, 2008	$8.65	$2.51	$6.49
March 31, 2009	$8.81	$4.88	$8.23
June 30, 2009	$10.97	$7.07	$8.24
September 30, 2009	$13.33	$7.12	$12.59
December 31, 2009	$17.44	$11.67	$15.02
March 31, 2010	$17.80	$13.04	$15.68
May 25, 2010*	$21.58	$15.96	$18.29

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SLW

Initial price: $18.29

Protection level: 80.00%

Protection price: $14.63

Physical delivery amount: 54 ($1,000/Initial price)

Fractional shares: 0.674686

Coupon: 10.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $8.75

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.25%		100.00%
+ 90%	5.25%		90.00%
+ 80%	5.25%		80.00%
+ 70%	5.25%		70.00%
+ 60%	5.25%		60.00%
+ 50%	5.25%		50.00%
+ 40%	5.25%		40.00%
+ 30%	5.25%		30.00%
+ 20%	5.25%		20.00%
+ 10%	5.25%		10.00%
+ 5%	5.25%		5.00%

0%	5.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.25%	0.25%	-5.00%
- 10%	5.25%	-4.75%	-10.00%
- 20%	5.25%	-14.75%	-20.00%
- 30%	N/A	-24.75%	-30.00%
- 40%	N/A	-34.75%	-40.00%
- 50%	N/A	-44.75%	-50.00%
- 60%	N/A	-54.75%	-60.00%
- 70%	N/A	-64.75%	-70.00%
- 80%	N/A	-74.75%	-80.00%
- 90%	N/A	-84.75%	-90.00%
- 100%	N/A	-94.75%	-100.00%

Simon Property Group, Inc.

According to publicly available information, Simon Property Group, Inc. (the “Company”) is a real estate investment trust that engages in the ownership, development, and management of retail real estate properties. Its real estate properties consist primarily of regional malls, Premium Outlet centers, The Mills, and community/lifestyle centers. As of December 31, 2009, the company owned or held an interest in 320 income-producing properties in the United States, which consisted of 168 regional malls, 38 Premium Outlet centers, 67 community/lifestyle centers, 37 properties acquired in the Mills acquisition, and 10 other shopping centers or outlet centers in 41 states and Puerto Rico. The company also owns interests in 4 parcels of land held for future development in the United States; 51 European shopping centers located in France, Italy, and Poland; 6 Premium Outlet centers in Japan; 1 Premium Outlet center in Mexico; and 1 Premium Outlet center in South Korea. The Company, through a joint venture arrangement, owns a 32.5% interest in five shopping centers, which are under development in China. As a real estate investment trust, the Company would not be subject to federal tax to the extent that it distributes at least 90% of its taxable income to its shareholders. The Company was founded in 1960 and is headquartered in Indianapolis, Indiana.

The linked share’s SEC file number is 1-14469.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$56.18	$42.39	$49.10
September 30, 2004	$54.20	$46.46	$51.21
December 31, 2004	$62.90	$51.04	$61.75
March 31, 2005	$62.64	$55.66	$57.85
June 30, 2005	$70.72	$56.62	$69.22
September 30, 2005	$77.32	$67.42	$70.78
December 30, 2005	$76.38	$62.78	$73.17
March 31, 2006	$84.49	$72.77	$80.34
June 30, 2006	$81.05	$72.71	$79.20
September 29, 2006	$88.18	$77.53	$86.53
December 29, 2006	$99.39	$85.70	$96.72
March 30, 2007	$118.37	$94.06	$106.23
June 29, 2007	$112.92	$87.01	$88.84
September 28, 2007	$98.35	$78.87	$95.49
December 31, 2007	$104.08	$81.63	$82.94
March 31, 2008	$92.31	$71.44	$88.72
June 30, 2008	$101.30	$85.21	$85.84
September 30, 2008	$100.26	$76.32	$92.62
December 31, 2008	$90.88	$32.27	$50.73
March 31, 2009	$51.77	$23.74	$33.87
June 30, 2009	$56.68	$31.83	$50.74
September 30, 2009	$75.50	$44.40	$68.99
December 31, 2009	$83.81	$63.79	$79.80
March 31, 2010	$86.63	$68.76	$83.90
May 25, 2010*	$93.58	$78.85	$82.66

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: SPG

Initial price: $82.66

Protection level: 75.00%

Protection price: $62.00

Physical delivery amount: 12 ($1,000/Initial price)

Fractional shares: 0.097750

Coupon: 8.50% per annum

Maturity: November 30, 2010

Dividend yield: 1.74% per annum

Coupon amount per monthly: $7.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	4.25%		100.87%
+ 90%	4.25%		90.87%
+ 80%	4.25%		80.87%
+ 70%	4.25%		70.87%
+ 60%	4.25%		60.87%
+ 50%	4.25%		50.87%
+ 40%	4.25%		40.87%
+ 30%	4.25%		30.87%
+ 20%	4.25%		20.87%
+ 10%	4.25%		10.87%
+ 5%	4.25%		5.87%

0%	4.25%		0.87%

	Protection Price Ever Breached?
	NO	YES
- 5%	4.25%	-0.75%	-4.13%
- 10%	4.25%	-5.75%	-9.13%
- 20%	4.25%	-15.75%	-19.13%
- 30%	N/A	-25.75%	-29.13%
- 40%	N/A	-35.75%	-39.13%
- 50%	N/A	-45.75%	-49.13%
- 60%	N/A	-55.75%	-59.13%
- 70%	N/A	-65.75%	-69.13%
- 80%	N/A	-75.75%	-79.13%
- 90%	N/A	-85.75%	-89.13%
- 100%	N/A	-95.75%	-99.13%

Suntech Power Holdings Co., Ltd.

According to publicly available information, Suntech Power Holdings Co., Ltd. (the “Company”) is one of the leading solar energy companies in the world as measured by production output in 2008, with leading positions in key solar markets. Since the Company commenced business operations in May 2002, they have grown rapidly to become the world’s third largest manufacturer of photovoltaic, or PV, cells in 2009, based on production output. The Company’s products are used to provide reliable and environmentally friendly electric power for residential, commercial, industrial and public utility applications in various markets worldwide. The Company also provides PV system integration services to customers in China and the United States, and are expanding into the development of utility scale solar power systems. The Company sells their products in various key solar energy markets worldwide including Spain, Germany, the United States, China, South Korea, Italy, the Middle East, Australia and Japan.

The SEC file number of the linked share (American depositary share) is: 001-32689.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	N/A	N/A	N/A
September 30, 2004	N/A	N/A	N/A
December 31, 2004	N/A	N/A	N/A
March 31, 2005	N/A	N/A	N/A
June 30, 2005	N/A	N/A	N/A
September 30, 2005	N/A	N/A	N/A
December 30, 2005	$28.20	$19.03	$27.25
March 31, 2006	$45.86	$25.50	$36.99
June 30, 2006	$41.48	$21.50	$28.25
September 29, 2006	$32.70	$21.60	$25.83
December 29, 2006	$34.94	$23.15	$34.01
March 30, 2007	$40.40	$31.62	$34.61
June 29, 2007	$39.58	$31.41	$36.47
September 28, 2007	$44.94	$31.81	$39.90
December 31, 2007	$88.62	$37.52	$82.32
March 31, 2008	$90.00	$28.21	$40.56
June 30, 2008	$51.62	$35.80	$37.46
September 30, 2008	$48.63	$31.57	$35.87
December 31, 2008	$37.54	$5.37	$11.70
March 31, 2009	$14.15	$5.09	$11.69
June 30, 2009	$20.18	$11.23	$17.86
September 30, 2009	$21.36	$12.79	$15.20
December 31, 2009	$18.20	$12.05	$16.63
March 31, 2010	$18.78	$12.59	$14.02
May 25, 2010*	$15.55	$9.05	$9.40

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STP

Initial price: $9.40

Protection level: 70.00%

Protection price: $6.58

Physical delivery amount: 106 ($1,000/Initial price)

Fractional shares: 0.382979

Coupon: 14.50% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $12.08

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.25%		100.00%
+ 90%	7.25%		90.00%
+ 80%	7.25%		80.00%
+ 70%	7.25%		70.00%
+ 60%	7.25%		60.00%
+ 50%	7.25%		50.00%
+ 40%	7.25%		40.00%
+ 30%	7.25%		30.00%
+ 20%	7.25%		20.00%
+ 10%	7.25%		10.00%
+ 5%	7.25%		5.00%

0%	7.25%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.25%	2.25%	-5.00%
- 10%	7.25%	-2.75%	-10.00%
- 20%	7.25%	-12.75%	-20.00%
- 30%	7.25%	-22.75%	-30.00%
- 40%	N/A	-32.75%	-40.00%
- 50%	N/A	-42.75%	-50.00%
- 60%	N/A	-52.75%	-60.00%
- 70%	N/A	-62.75%	-70.00%
- 80%	N/A	-72.75%	-80.00%
- 90%	N/A	-82.75%	-90.00%
- 100%	N/A	-92.75%	-100.00%

Seagate Technology

According to publicly available information, Seagate Technology (the “Company”) designs, manufactures and markets rigid disc drives. Rigid disc drives, which are commonly referred to as disc drives or hard drives, are used as the primary medium for storing electronic information in systems ranging from desktop and notebook computers, and consumer electronics devices to data centers delivering information over corporate networks and the Internet. The Company’s enterprise applications are used in enterprise servers, mainframes and workstations; its desktop applications are used in desktop computers; its mobile computing applications are used in notebook computers; and its consumer electronics applications are used in devices such as digital video recorders, digital music players and gaming devices.

As of July 3, 2009, the Company employed 47,000 employees, temporary employees and contractors worldwide.

The linked share’s SEC file number is 001-31560.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending**	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$21.70	$14.99	$16.13
September 30, 2004	$16.48	$11.50	$14.43
December 31, 2004	$14.59	$10.11	$13.52
March 31, 2005	$18.21	$12.30	$17.27
June 30, 2005	$20.20	$16.35	$19.55
September 30, 2005	$21.50	$16.42	$17.55
December 30, 2005	$20.08	$14.50	$15.85
March 31, 2006	$20.54	$13.82	$19.99
June 30, 2006	$28.11	$19.69	$26.33
September 29, 2006	$27.74	$20.94	$22.64
December 29, 2006	$25.20	$19.15	$23.09
March 30, 2007	$27.27	$20.73	$26.50
June 29, 2007	$28.51	$22.94	$23.30
September 28, 2007	$23.47	$20.10	$21.77
December 31, 2007	$26.84	$21.63	$25.58
March 31, 2008	$28.91	$23.62	$25.50
June 30, 2008	$25.75	$18.60	$20.94
September 30, 2008	$13.41	$10.80	$12.12
December 31, 2008	$12.17	$3.67	$4.43
March 31, 2009	$6.56	$2.98	$6.01
June 30, 2009	$10.63	$5.51	$10.46
September 30, 2009	$16.16	$9.26	$15.21
December 31, 2009	$18.59	$13.79	$18.19
March 31, 2010	$21.58	$16.48	$18.26
May 25, 2010*	$20.89	$14.92	$15.52

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.
**	In respect of the quarterly periods set forth above from the period ending June 30, 2004 up to and including the period ending June 30, 2008, the high, low and closing prices were those quoted on New York Stock Exchange. In respect of the period starting from September 30, 2008 and ending May 6, 2010, the high, low and closing prices were those quoted on NASDAQ Global Market.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: STX

Initial price: $15.52

Protection level: 75.00%

Protection price: $11.64

Physical delivery amount: 64 ($1,000/Initial price)

Fractional shares: 0.432990

Coupon: 11.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $9.17

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	5.50%		100.00%
+ 90%	5.50%		90.00%
+ 80%	5.50%		80.00%
+ 70%	5.50%		70.00%
+ 60%	5.50%		60.00%
+ 50%	5.50%		50.00%
+ 40%	5.50%		40.00%
+ 30%	5.50%		30.00%
+ 20%	5.50%		20.00%
+ 10%	5.50%		10.00%
+ 5%	5.50%		5.00%

0%	5.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	5.50%	0.50%	-5.00%
- 10%	5.50%	-4.50%	-10.00%
- 20%	5.50%	-14.50%	-20.00%
- 30%	N/A	-24.50%	-30.00%
- 40%	N/A	-34.50%	-40.00%
- 50%	N/A	-44.50%	-50.00%
- 60%	N/A	-54.50%	-60.00%
- 70%	N/A	-64.50%	-70.00%
- 80%	N/A	-74.50%	-80.00%
- 90%	N/A	-84.50%	-90.00%
- 100%	N/A	-94.50%	-100.00%

TiVo Inc.

According to publicly available information, TiVo Inc. (the “Company”) is a leading provider of advanced television technology and services that redefines home entertainment by providing consumer with an easy way to manage, control, watch and record live television and receive thousands of movies and televisions shows from cable, broadcast, and broadband sources in one easy, intuitive user interface.

The linked share’s SEC file number is 000-27141.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$10.10	$6.11	$7.09
September 30, 2004	$7.06	$3.71	$6.62
December 31, 2004	$7.27	$4.56	$5.87
March 31, 2005	$6.89	$3.45	$5.17
June 30, 2005	$7.75	$5.05	$6.68
September 30, 2005	$7.41	$4.80	$5.49
December 30, 2005	$6.05	$4.56	$5.12
March 31, 2006	$8.05	$5.10	$7.23
June 30, 2006	$9.49	$5.99	$7.15
September 29, 2006	$8.37	$6.11	$7.59
December 29, 2006	$7.63	$5.10	$5.12
March 30, 2007	$6.58	$5.05	$6.35
June 29, 2007	$6.74	$5.58	$5.79
September 28, 2007	$7.09	$5.28	$6.35
December 31, 2007	$8.86	$5.58	$8.34
March 31, 2008	$9.43	$6.48	$8.76
June 30, 2008	$9.25	$6.17	$6.17
September 30, 2008	$9.06	$5.86	$7.32
December 31, 2008	$7.27	$4.00	$7.16
March 31, 2009	$7.85	$6.06	$7.04
June 30, 2009	$11.62	$6.42	$10.48
September 30, 2009	$10.99	$8.50	$10.36
December 31, 2009	$12.78	$9.15	$10.18
March 31, 2010	$17.97	$8.57	$17.12
May 25, 2010*	$18.92	$8.53	$9.14

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TIVO

Initial price: $9.14

Protection level: 65.00%

Protection price: $5.94

Physical delivery amount: 109 ($1,000/Initial price)

Fractional shares: 0.409190

Coupon: 19.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $15.83

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	9.50%		100.00%
+ 90%	9.50%		90.00%
+ 80%	9.50%		80.00%
+ 70%	9.50%		70.00%
+ 60%	9.50%		60.00%
+ 50%	9.50%		50.00%
+ 40%	9.50%		40.00%
+ 30%	9.50%		30.00%
+ 20%	9.50%		20.00%
+ 10%	9.50%		10.00%
+ 5%	9.50%		5.00%

0%	9.50%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	9.50%	4.50%	-5.00%
- 10%	9.50%	-0.50%	-10.00%
- 20%	9.50%	-10.50%	-20.00%
- 30%	9.50%	-20.50%	-30.00%
- 40%	N/A	-30.50%	-40.00%
- 50%	N/A	-40.50%	-50.00%
- 60%	N/A	-50.50%	-60.00%
- 70%	N/A	-60.50%	-70.00%
- 80%	N/A	-70.50%	-80.00%
- 90%	N/A	-80.50%	-90.00%
- 100%	N/A	-90.50%	-100.00%

TRW Automotive Holdings Corp.

According to publicly available information, TRW Automotive Holdings Corp. (the “Company”) is a diversified supplier of automotive systems, modules, and components to global automotive original equipment manufacturers and related aftermarkets. Of the Company’s 2009 sales, approximately 58% are in Europe, 25% are in North America, 12% are in Asia, and 5% are in the rest of the world.

The linked share’s SEC file number is: 001-31970.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$22.60	$17.52	$18.85
September 30, 2004	$21.35	$18.50	$18.85
December 31, 2004	$21.57	$16.65	$20.70
March 31, 2005	$21.70	$18.85	$19.43
June 30, 2005	$24.61	$17.64	$24.51
September 30, 2005	$29.90	$24.14	$29.34
December 30, 2005	$29.46	$23.52	$26.35
March 31, 2006	$29.15	$22.91	$23.30
June 30, 2006	$28.60	$22.00	$27.28
September 29, 2006	$28.22	$22.74	$24.07
December 29, 2006	$26.89	$22.90	$25.87
March 30, 2007	$35.37	$25.64	$34.82
June 29, 2007	$42.30	$34.68	$36.83
September 28, 2007	$38.95	$26.67	$31.68
December 31, 2007	$33.52	$20.66	$20.90
March 31, 2008	$25.48	$18.35	$23.37
June 30, 2008	$29.56	$18.39	$18.47
September 30, 2008	$21.85	$15.17	$15.91
December 31, 2008	$15.69	$2.06	$3.60
March 31, 2009	$4.79	$1.38	$3.22
June 30, 2009	$12.19	$3.00	$11.30
September 30, 2009	$20.93	$10.91	$16.75
December 31, 2009	$25.52	$14.71	$23.88
March 31, 2010	$30.04	$21.30	$28.58
May 25, 2010*	$35.34	$24.62	$28.31

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: TRW

Initial price: $28.31

Protection level: 75.00%

Protection price: $21.23

Physical delivery amount: 35 ($1,000/Initial price)

Fractional shares: 0.323207

Coupon: 14.00% per annum

Maturity: November 30, 2010

Dividend yield: 0.00% per annum

Coupon amount per monthly: $11.67

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.00%		100.00%
+ 90%	7.00%		90.00%
+ 80%	7.00%		80.00%
+ 70%	7.00%		70.00%
+ 60%	7.00%		60.00%
+ 50%	7.00%		50.00%
+ 40%	7.00%		40.00%
+ 30%	7.00%		30.00%
+ 20%	7.00%		20.00%
+ 10%	7.00%		10.00%
+ 5%	7.00%		5.00%

0%	7.00%		0.00%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.00%	2.00%	-5.00%
- 10%	7.00%	-3.00%	-10.00%
- 20%	7.00%	-13.00%	-20.00%
- 30%	N/A	-23.00%	-30.00%
- 40%	N/A	-33.00%	-40.00%
- 50%	N/A	-43.00%	-50.00%
- 60%	N/A	-53.00%	-60.00%
- 70%	N/A	-63.00%	-70.00%
- 80%	N/A	-73.00%	-80.00%
- 90%	N/A	-83.00%	-90.00%
- 100%	N/A	-93.00%	-100.00%

Walter Energy, Inc.

According to publicly available information, Walter Energy, Inc. (the “Company”) is a producer and exporter of metallurgical coal for the global steel industry and also produces steam coal, coal bed methane gase, metallurgical coke and other related products.

As of December 31, 2009, the Company and its subsidiaries employed approximately 2,100 people, of whom approximately 1,300 were hourly workers and 800 were salaried employees.

The linked share’s SEC file number is 001-13711.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$7.06	$5.82	$6.87
September 30, 2004	$8.15	$6.51	$8.08
December 31, 2004	$17.22	$7.68	$17.01
March 31, 2005	$24.09	$15.09	$21.46
June 30, 2005	$25.12	$16.70	$20.28
September 30, 2005	$24.96	$19.97	$24.68
December 30, 2005	$26.55	$19.90	$25.08
March 31, 2006	$34.86	$24.67	$33.61
June 30, 2006	$36.04	$22.50	$29.08
September 29, 2006	$28.58	$20.76	$21.53
December 29, 2006	$28.49	$19.97	$27.05
March 30, 2007	$28.75	$23.90	$24.75
June 29, 2007	$32.52	$25.58	$28.96
September 28, 2007	$32.23	$20.53	$26.90
December 31, 2007	$38.79	$26.80	$35.93
March 31, 2008	$64.45	$30.78	$62.63
June 30, 2008	$111.87	$61.66	$108.77
September 30, 2008	$110.21	$39.08	$47.45
December 31, 2008	$46.88	$11.12	$17.51
March 31, 2009	$26.25	$15.19	$22.87
June 30, 2009	$38.74	$21.57	$36.24
September 30, 2009	$67.79	$34.27	$60.06
December 31, 2009	$80.08	$53.11	$75.31
March 31, 2010	$94.00	$63.60	$92.27
May 25, 2010*	$99.40	$64.82	$73.45

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: WLT

Initial price: $73.45

Protection level: 70.00%

Protection price: $51.42

Physical delivery amount: 13 ($1,000/Initial price)

Fractional shares: 0.614704

Coupon: 12.25% per annum

Maturity: November 30, 2010

Dividend yield: 0.58% per annum

Coupon amount per monthly: $10.21

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	6.125%		100.29%
+ 90%	6.125%		90.29%
+ 80%	6.125%		80.29%
+ 70%	6.125%		70.29%
+ 60%	6.125%		60.29%
+ 50%	6.125%		50.29%
+ 40%	6.125%		40.29%
+ 30%	6.125%		30.29%
+ 20%	6.125%		20.29%
+ 10%	6.125%		10.29%
+ 5%	6.125%		5.29%

0%	6.125%		0.29%

	Protection Price Ever Breached?
	NO	YES
- 5%	6.125%	1.125%	-4.71%
- 10%	6.125%	-3.875%	-9.71%
- 20%	6.125%	-13.875%	-19.71%
- 30%	6.125%	-23.875%	-29.71%
- 40%	N/A	-33.875%	-39.71%
- 50%	N/A	-43.875%	-49.71%
- 60%	N/A	-53.875%	-59.71%
- 70%	N/A	-63.875%	-69.71%
- 80%	N/A	-73.875%	-79.71%
- 90%	N/A	-83.875%	-89.71%
- 100%	N/A	-93.875%	-99.71%

United States Steel Corporation

According to publicly available information, United States Steel Corporation (the “Company”) is an integrated steel producer with major production operations in North America and Central Europe. An integrated producer uses iron ore and coke as primary raw materials for steel production. As of December 31, 2009, the Company has annual raw steel production capability of 31.7 million net tons and is the fifth largest steel producer in the world. The Company is also engaged in several other business activities, most of which are related to steel manufacturing. These include the production of coke in both the North America and Central Europe; and the production of iron ore pellets from taconite, transportation services (railroad and barge operations), real estate operations, and engineering and consulting services in North America.

The linked share’s SEC file number is 1-16811.

Historical Performance of the Linked Share

The following table sets forth the high and low intraday prices, as well as end-of-quarter closing prices, during the periods indicated below. We obtained the historical trading price information set forth below from Bloomberg, L.P., without independent verification.

Quarter/Period Ending	Quarterly High	Quarterly Low	Quarterly Close
June 30, 2004	$39.98	$25.23	$35.12
September 30, 2004	$39.98	$32.95	$37.62
December 31, 2004	$54.06	$32.15	$51.25
March 31, 2005	$63.90	$45.20	$50.85
June 30, 2005	$52.12	$34.05	$34.37
September 30, 2005	$45.95	$34.09	$42.35
December 30, 2005	$51.45	$33.59	$48.07
March 31, 2006	$64.47	$48.05	$60.68
June 30, 2006	$77.52	$56.15	$70.12
September 29, 2006	$70.66	$53.63	$57.68
December 29, 2006	$79.01	$54.18	$73.14
March 30, 2007	$101.60	$68.83	$99.17
June 29, 2007	$127.26	$99.07	$108.75
September 28, 2007	$116.37	$74.47	$105.94
December 31, 2007	$121.11	$85.05	$120.91
March 31, 2008	$128.30	$91.11	$126.87
June 30, 2008	$196.00	$122.00	$184.78
September 30, 2008	$180.57	$68.63	$77.61
December 31, 2008	$77.92	$20.73	$37.20
March 31, 2009	$41.30	$16.66	$21.13
June 30, 2009	$43.15	$20.18	$35.74
September 30, 2009	$51.65	$29.36	$44.37
December 31, 2009	$58.19	$33.25	$55.12
March 31, 2010	$66.45	$42.33	$63.52
May 25, 2010*	$70.95	$43.65	$47.31

*	High, low and closing prices are for the period starting April 1, 2010 and ending May 25, 2010.

Hypothetical Examples

The following Table of Hypothetical Values at Maturity demonstrates the hypothetical amount payable at maturity based on the assumptions outlined below. Some amounts are rounded and actual returns may be different. See section “Description of Hypothetical Examples” above.

Assumptions:

•	Investor purchases $1,000 principal amount of Notes on the initial valuation date at the initial public offering price and holds the Notes to maturity.

•	No market disruption events, antidilution adjustments, reorganization events or events of default occur during the term of the Notes.

Linked share: X

Initial price: $47.31

Protection level: 75.00%

Protection price: $35.48

Physical delivery amount: 21 ($1,000/Initial price)

Fractional shares: 0.137180

Coupon: 15.25% per annum

Maturity: November 30, 2010

Dividend yield: 0.42% per annum

Coupon amount per monthly: $12.71

Table of Hypothetical Values at Maturity

	6-Month Total Return
Final Level (% Change)	Investment in the Notes		Direct Investment in the Linked Shares
+ 100%	7.625%		100.21%
+ 90%	7.625%		90.21%
+ 80%	7.625%		80.21%
+ 70%	7.625%		70.21%
+ 60%	7.625%		60.21%
+ 50%	7.625%		50.21%
+ 40%	7.625%		40.21%
+ 30%	7.625%		30.21%
+ 20%	7.625%		20.21%
+ 10%	7.625%		10.21%
+ 5%	7.625%		5.21%

0%	7.625%		0.21%

	Protection Price Ever Breached?
	NO	YES
- 5%	7.625%	2.625%	-4.79%
- 10%	7.625%	-2.375%	-9.79%
- 20%	7.625%	-12.375%	-19.79%
- 30%	N/A	-22.375%	-29.79%
- 40%	N/A	-32.375%	-39.79%
- 50%	N/A	-42.375%	-49.79%
- 60%	N/A	-52.375%	-59.79%
- 70%	N/A	-62.375%	-69.79%
- 80%	N/A	-72.375%	-79.79%
- 90%	N/A	-82.375%	-89.79%
- 100%	N/A	-92.375%	-99.79%